UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

Gables Residential Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

April 5, 2004

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Gables Residential Trust to be held Friday, May 21, 2004 at 9:00 a.m. local time. The meeting will take place at The Vinings Club, located in Overlook III, the office building of Gables’ Atlanta corporate offices at 2859 Paces Ferry Road, Atlanta, Georgia.

The attached proxy statement, with formal notice of the meeting on the first page, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the company’s affairs by voting on the matters described in the proxy statement. At the meeting, we will also review Gables’ operations, report on 2003 financial results and discuss Gables’ plans for the future. Our trustees and management team will be available to answer any questions you may have. We hope that you will be able to attend.

Your vote is important to us. Whether you plan to attend the meeting or not, please either complete the enclosed proxy card and return it as promptly as possible, or vote via the internet or by calling the toll-free telephone number. The enclosed proxy card contains instructions regarding all three methods of voting. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares in person.

Thank you for your continued support and interest in Gables.

Sincerely,

Chris D. Wheeler
Chairman of the Board and
Chief Executive Officer

777 Yamato Road
Suite 510
Boca Raton, FL 33431
(561) 997-9700
(561) 997-8649 Fax
www.gables.com

GABLES RESIDENTIAL TRUST

777 Yamato Road
Suite 510
Boca Raton, Florida 33431

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2004

The 2004 annual meeting of shareholders of Gables Residential Trust will be held on Friday, May 21, 2004 at 9:00 a.m. local time. The meeting will take place at The Vinings Club, located in Overlook III, the office building of Gables’ Atlanta corporate offices at 2859 Paces Ferry Road, Atlanta, Georgia, for the purpose of considering and acting upon the following proposals:

1.	To elect three Class I trustees, each to serve until the 2007 annual meeting of shareholders.

2.	To approve the Gables Residential Trust 2004 Equity Incentive Plan authorizing the issuance of up to 1,250,000 common shares of beneficial interest.

3.	To consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements of the annual meeting.

You are entitled to vote if you are a holder of our common shares of beneficial interest of record as of the close of business on March 19, 2004. Regardless of the number of shares you own, your vote is important. If you do not plan to attend the meeting and vote your common shares in person, please cast your vote in one of the following ways:

•	go to the website address shown on the proxy card and vote over the Internet;

•	use the toll-free telephone number shown on the proxy card; or

•	mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

Any proxy may be revoked at any time prior to its exercise by delivery of a later-dated proxy or by voting in person at the annual meeting.

By Order of the Board of Trustees

Marvin R. Banks, Jr.
Secretary

April 5, 2004

(i)

(ii)

April 5, 2004

GABLES RESIDENTIAL TRUST

777 Yamato Road
Suite 510
Boca Raton, Florida 33431

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Trustees of Gables Residential Trust for use at the 2004 annual meeting of shareholders to be held on Friday, May 21, 2004 at 9:00 a.m. local time, and at any adjournments or postponements of the annual meeting. The meeting will take place at the Vinings Club, located in Overlook III, the office building of Gables’ Atlanta corporate offices at 2859 Paces Ferry Road, Atlanta, Georgia. This proxy statement and accompanying proxy card are first being mailed to holders of our common shares on or about April 5, 2004.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
AND RELATED PROXY MATERIALS

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because you owned common shares of Gables at the close of business on the March 19, 2004 record date for the annual meeting. This proxy statement describes matters on which we would like you, as a shareholder, to vote. It also gives you information on these matters so that you can make an informed decision.

When you sign and return the proxy card, you appoint Chris D. Wheeler and Marvin R. Banks, Jr. as your representatives at the meeting. Mr. Wheeler and Mr. Banks will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return our proxy card in advance of the meeting just in case your plans change.

If a matter comes up for vote at the meeting that is not described in this proxy statement or listed on the proxy card, Mr. Wheeler and Mr. Banks will vote your shares, under your proxy, in their discretion.

What is being voted on at the annual meeting?

At the annual meeting, shareholders entitled to vote will act upon the following matters as set forth in the accompanying notice of meeting:

•	the election of three trustees;

•	the approval of the Gables Residential Trust 2004 Equity Incentive Plan, or “2004 Equity Incentive Plan”; and

•	any other matters that may properly come before the meeting.

Who is entitled to vote?

All holders of record of Gables’ common shares at the close of business on March 19, 2004, which is referred to as the record date, are entitled to receive notice of the annual meeting and to vote the common shares held by them on the record date. Each outstanding common share entitles its holder to cast one vote for each matter to be voted upon.

Who can attend the meeting?

All holders of record of Gables’ common shares at the close of business on the record date, or their designated proxies, are entitled to attend the annual meeting.

What constitutes a quorum in order to hold and transact business at the meeting?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding common shares entitled to vote is necessary to constitute a quorum for the transaction of business at the annual meeting. As of the record date, there were 29,215,634 common shares outstanding and entitled to vote at the annual meeting. Shares held of record by shareholders or their nominees who do not vote by proxy or attend the annual meeting in person will not be considered present or represented at the annual meeting and will not be counted in determining the presence of a quorum. Proxies that withhold authority or reflect abstentions or “broker non-votes” will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies received from brokerage firms or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters. See “Will my shares be voted if I do not sign and return my proxy card?”

How do I vote?

Voting by Holders of Shares Registered in the Name of a Brokerage Firm, Bank or Other Nominee. Your vote is important. If your common shares are held by a brokerage firm, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee that you must follow in order to have your common shares voted. “Street name” shareholders who wish to vote in person at the meeting will need to obtain a proxy form from the brokerage firm or other nominee that holds their common shares of record.

Voting by Holders of Shares Registered Directly in the Name of the Shareholder. Your vote is important. If you hold your shares in your own name as a holder of record, you may vote in person at the annual meeting or instruct the proxy holders named in the enclosed proxy card how to vote your common shares by:

•	Internet: You can go the website address shown on the proxy card and vote over the Internet;

•	Telephone: You can use the toll-free telephone number shown on the proxy card; or

•	Mail: You can mark, sign, date and return the proxy card in the postage-paid envelope that we have provided to you. Please note that if you vote over the Internet or by telephone, you do not need to return your proxy card.

All valid proxies received and not revoked prior to the annual meeting will be voted in accordance with the shareholders’ instructions.

What are the Board’s recommendations?

If no instructions are indicated on your valid proxy, the representatives holding proxies will vote in accordance with the recommendations of the Board of Trustees. In summary, the Board of Trustees recommends a vote:

•	FOR the election of each of the nominees for trustee; and

•	FOR the approval of the 2004 Equity Incentive Plan.

Will other matters be voted on at the annual meeting?

We are not aware of any other matters to be presented at the annual meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, proxies will be voted in accordance with the discretion of the proxy holders.

Can I revoke or change my proxy instructions?

You may revoke or change your proxy at any time before it has been exercised by:

•	filing a written revocation with the Secretary of Gables at the following address: 2859 Paces Ferry Road, Suite 1450, Atlanta, Georgia 30339;

•	filing a duly executed proxy bearing a later date; or

•	appearing in person and voting by ballot at the annual meeting.

Any shareholder of record as of the record date attending the annual meeting may vote in person whether or not a proxy has been previously given, but the presence of a shareholder at the annual meeting without further action will not constitute revocation of a previously given proxy.

What vote is required to approve the election of trustees?

The election of trustees will be determined by a plurality of the votes cast at the annual meeting if a quorum is present. This means that the three nominees receiving the highest number of “yes votes” will be elected as trustees. Votes may be cast FOR or WITHHELD FROM each nominee. Votes cast FOR the nominees will count as “yes votes”; votes that are WITHHELD FROM the nominees will be excluded entirely from the vote and will have no effect.

What vote is required to approve the 2004 Equity Incentive Plan?

There are two different sets of voting requirements for the 2004 Equity Incentive Plan to be approved:

•	Under Maryland law, the affirmative vote of a majority of all the votes cast at the meeting is required to approve the 2004 Equity Incentive Plan. This means that, assuming a quorum is present, the number of “yes votes” cast at the meeting for the proposal must exceed the number of “no votes” cast at the meeting in order for this proposal to be approved. Votes may be cast FOR or AGAINST this proposal. Votes cast FOR the proposal will count as “yes votes” and votes cast AGAINST the proposal will count as “no votes.” Both “yes votes” and “no votes” are counted as votes cast. Neither abstentions nor broker non-votes are treated as votes cast under Maryland law and therefore they have no effect on the outcome.

•	Under the rules of the NYSE, two separate thresholds must be met in order for the 2004 Equity Incentive Plan to be approved: (1) the number of “yes votes” cast at the meeting for this proposal must be at least a majority of all votes cast (including both “no votes” and abstentions); and (2) the total number of votes cast with respect to this proposal (regardless of whether they are “yes votes,” “no votes” or abstentions) must represent more than 50% of all of the shares entitled to vote on the proposal. The NYSE treats “yes votes,” “no votes” and abstentions as votes cast, but does not treat “broker non-votes” as votes cast. Because the proposal to approve the 2004 Equity Incentive Plan is a non-routine matter under NYSE rules, brokerage firms, banks and other nominees who hold shares on behalf of their clients in “street name” are not permitted to vote the shares if their clients do not provide instructions (either vote FOR, or vote AGAINST or ABSTAIN) on this proposal. Accordingly, if a majority of the shares entitled to vote are recorded as “broker non-votes” on this proposal, the proposal will not be approved even if all of the shares voted are “yes votes.”

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in “street name” and you fail to give instructions as to how you want your shares voted, or a “non-vote,” the brokerage firm, bank or other nominee who holds Gables shares on your behalf may in certain circumstances, but is not required to, vote the shares in their discretion.

With respect to “routine” matters, such as the election of trustees, a brokerage firm or other nominee has authority under the NYSE rules to vote its clients’ shares if the clients do not provide instructions. When a brokerage firm or other nominee votes its clients’ shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted FOR or AGAINST the routine matter.

With respect to “non-routine” matters, such as the approval of our 2004 Equity Incentive Plan, a brokerage firm or other nominee is not permitted under the NYSE rules to vote its clients’ shares if the clients do not provide instructions. The brokerage firm or other nominee will so note on the vote card, and this constitutes a “broker non-vote.” “Broker non-votes” will be counted for purposes of establishing a quorum to conduct business at the meeting but not for determining the number of shares voted FOR or AGAINST the non-routine matter.

If you do not vote your proxy, your brokerage firm or other nominee may either:

•	vote your shares on routine matters and cast a “broker non-vote” on non-routine matters; or

•	leave your shares unvoted altogether.

We encourage you to provide instructions to your brokerage firm or other nominee by voting your proxy. This action ensures that your shares will be voted at the meeting.

What other information should I review before voting?

Our 2003 annual report, including financial statements for the fiscal year ended December 31, 2003, is being mailed to shareholders concurrently with this proxy statement. The annual report, however, is not part of the proxy solicitation material. A copy of our annual report filed with the Securities and Exchange Commission (the “SEC”) on Form 10-K, including the financial statements and the financial statement schedules, may be obtained without charge by:

•	writing to the Secretary of Gables at the following address: 2859 Paces Ferry Road, Suite 1450, Atlanta, Georgia 30339;

•	accessing the EDGAR database at the SEC’s website at www.sec.gov;

•	going to Gables’ website at www.gables.com; or

•	contacting the SEC by telephone at (800) SEC-0330.

Where can I find the voting results of the meeting?

We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2004. This quarterly report is required to be filed with the SEC by August 9, 2004. A copy of this quarterly report may be obtained without charge by any of the means outlined above for obtaining a copy of the annual report on Form 10-K.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD OF TRUSTEE MATTERS

Board of Trustees and Committees

Our business and affairs are managed under the direction of the Board of Trustees. Members of the Board are kept informed of our business through discussions with the Chairman, President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. Board members have complete access to our management team and the independent auditors. The Board and each of the key committees have authority to retain, at our expense, outside counsel, consultants or other advisors in the performance of their duties. Our corporate governance guidelines require that a substantial majority (two-thirds or more) of the trustees be independent within the meaning of the NYSE listing standards.

The Board of Trustees ordinarily consists of seven members who are divided into three classes. Each class of trustees serves for a three-year term with one class of trustees being elected by our shareholders at each annual meeting. There are currently only six members due to a vacancy created by the resignation of Mr. C. Jordan Clark in March 2003. Mr. Clark, who served Gables as an executive officer until January 1, 2002 and whose term as a trustee was scheduled to expire at the annual meeting of shareholders to be held in 2003, did not stand for re-election in order to create an opening for a trustee who is independent of management. We would like to thank Mr. Clark for his dedication to Gables and his many contributions over the years. The Board is recommending Mr. Chris C. Stroup as a nominee to fill this vacancy as more fully described later in this proxy statement.

The Board of Trustees is currently composed of two Class I trustees (Mr. Marcus E. Bromley and Mr. James D. Motta), two Class II trustees (Mr. John W. McIntyre and Mr. Chris D. Wheeler), and two Class III trustees (Ms. Lauralee E. Martin and Dr. Mike E. Miles). The Class I trustees will be elected at the 2004 annual meeting of shareholders with terms expiring upon the election and qualification of trustees at the 2007 annual meeting of shareholders. The terms of the Class II and Class III trustees will expire upon the election and qualification of trustees at the annual meetings of shareholders to be held in 2005 and 2006, respectively. At each annual meeting of shareholders, trustees will be re-elected or elected for a full term of three years to succeed those trustees whose terms are expiring.

The Board of Trustees has determined that each of its incumbent members, except Mr. Wheeler, is “independent” for purposes of the listing standards of the NYSE. The Board has also determined that Mr. Stroup will be “independent” if elected at the 2004 annual meeting. The Board based these determinations primarily on a review of the responses of the trustees to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the trustees.

Non-management trustees meet on a regular basis in executive sessions without management participation. The executive sessions generally occur before each regularly scheduled meeting of the entire Board of Trustees and at such other times the independent trustees deem appropriate. In addition, at least once each year an executive session with only independent trustees present will be held, although presently all of the non-management trustees are independent. The executive sessions are chaired by the chair of the Board committee having jurisdiction over the particular subject matter to be discussed at the particular session, or portion of a session.

Gables GP, Inc. is a wholly-owned subsidiary of Gables Residential Trust and the sole general partner of Gables Realty Limited Partnership (the “Operating Partnership”), the entity through which Gables Residential Trust principally conducts its business operations. The Board of Directors of Gables GP, Inc. and the Board of Trustees of Gables Residential Trust each have the same members and meet at the same time.

The Board of Trustees met four times in 2003 and acted five times by unanimous written consent. Each incumbent trustee attended at least 75% of the aggregate of the total number of meetings of the Board and meetings of the committees of the Board of which he or she was a member. The annual meetings of our shareholders are generally held to coincide with one of our regularly scheduled quarterly meetings of the Board. Trustees are expected to attend annual meetings of our shareholders in person unless doing so is impracticable due to unavoidable conflicts. All of the trustees attended the 2003 annual meeting of shareholders.

The Board of Trustees has four standing committees:

•	an Audit Committee, the members of which are all independent for purposes of the NYSE listing standards and include: Mr. McIntyre (Chair), Mr. Bromley and Ms. Martin;

•	a Compensation Committee, the members of which are all independent for purposes of the NYSE listing standards and include: Dr. Miles (Chair), Mr. McIntyre and Mr. Motta;

•	an Investment Committee, the members of which are: Ms. Martin (Chair), Mr. Bromley, Mr. Motta and Mr. Wheeler; and

•	a Nominating and Corporate Governance Committee, the members of which are all independent for purposes of the NYSE listing standards and include: Mr. Motta (Chair), Ms. Martin, Mr. McIntyre and Dr. Miles.

The Board of Trustees has adopted a written charter for each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In addition, the Board of Trustees has adopted Corporate Governance Guidelines that address the composition and functioning of the Board. The Audit Committee has also adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and trustees. You can find links to these materials in the corporate governance section of our website at: www.gables.com

Audit Committee.    The members of the Audit Committee are Mr. McIntyre, as Chair, Mr. Bromley and Ms. Martin, each of whom satisfies the independence, financial literacy and expertise requirements contained in the listing standards of the NYSE and the independence requirements under the rules promulgated by the SEC under the Securities Exchange Act of 1934, as amended, or “Exchange Act.” The Board of Trustees has determined that Ms. Martin meets the standards of an “Audit Committee Financial Expert” as that term is defined under the rules promulgated by the SEC under the Exchange Act. No member of the Audit Committee served on more than one public company audit committee in 2003.

The Audit Committee, among other things, (a) assists the Board of Trustees in fulfilling its oversight of (1) the integrity of Gables’ financial statements; (2) Gables’ compliance with legal and regulatory requirements; (3) the qualifications, independence and performance of Gables’ independent auditors; and (4) the performance of Gables’

internal audit function and (b) prepares an Audit Committee report as required by the SEC to be included in Gables’ annual proxy statement. The Audit Committee has sole authority to appoint, retain, oversee and, when appropriate, terminate Gables’ independent auditors. The Audit Committee reviews Gables’ quarterly financial statements and internal accounting procedures and controls with management and reviews the scope and results of the audit engagement with the independent auditors. The Audit Committee has ultimate responsibility for overseeing compliance with Gables’ Code of Business Conduct and Ethics, which was revised effective March 4, 2004 in order to comply with the recently adopted NYSE requirements and can be viewed on the corporate governance section of our website at http://www.gables.com. The Audit Committee operates under a written charter adopted by the Board of Trustees, which was revised effective March 4, 2004 in order to comply with the recently adopted NYSE requirements. The full text of the charter is attached to this proxy statement as Appendix A. The charter may also be viewed on the corporate governance section of our website at http://www.gables.com. The Audit Committee holds separate executive sessions, outside the presence of management, with Gables’ independent auditors in conjunction with each regularly scheduled Audit Committee meeting that the independent auditors participate in. The Audit Committee met eight times in 2003.

Compensation Committee.    The members of the Compensation Committee are Dr. Miles, as Chair, Mr. McIntyre and Mr. Motta, each of whom is independent for purposes of the listing standards of the NYSE. The Compensation Committee, among other things, exercises all powers of the Board of Trustees in connection with the implementation and development of compensation policies and plans which provide incentives that further Gables’ long-term strategic plan with the overall goal of enhancing enduring shareholder value, including: (1) reviewing and approving corporate goals and objectives relevant to the compensation of Gables’ Chief Executive Officer and certain other executive officers, evaluating those officers’ performance in light of those goals and objectives and determining and approving the compensation of those officers based on such evaluations; (2) reviewing the compensation of Gables’ officers other than the executive officers, (3) reviewing and recommending to the Board of Trustees compensation for non-employee trustees; (4) overseeing Gables’ overall compensation programs, including granting awards under the Fourth Amended and Restated 1994 Share Option and Incentive Plan, as amended (the “1994 Plan”) (and, if approved at the annual meeting, under the 2004 Equity Incentive Plan) and cash and equity bonuses under Gables’ Incentive Compensation Plan; and (5) preparing a report on executive compensation to be included in Gables’ annual proxy statement. The Board of Trustees has approved a written charter for the Compensation Committee, the text of which may be viewed on the corporate governance section of our website at: http://www.gables.com. The Compensation Committee met one time in 2003 and acted once by unanimous written consent.

Investment Committee.    The members of the Investment Committee are Ms. Martin, as Chair, Mr. Bromley, Mr. Motta and Mr. Wheeler. In general, the Investment Committee has authority to approve Gables’ real estate investment decisions in excess of a specified threshold; provided, however, that the Board of Trustees must have previously approved the general subject matter of any such decision in excess of a higher specified threshold. The Investment Committee met five times in 2003 and acted once by unanimous written consent.

Nominating and Corporate Governance Committee.    The members of the Nominating and Corporate Governance Committee are Mr. Motta, as Chair, Ms. Martin, Mr. McIntyre and Dr. Miles, each of whom is independent for purposes of the listing standards of the NYSE. The Nominating and Corporate Governance Committee has determined that the Board of Trustees shall include a substantial majority (two-thirds or more) of independent members. The Nominating and Corporate Governance Committee is primarily responsible for (1) recommending to the Board of Trustees criteria for Board and committee membership, (2) identifying, evaluating and recommending nominees to stand for election at each annual meeting of shareholders, including incumbent trustees and candidates recommended by securityholders, (3) developing, recommending and periodically reviewing a set of corporate governance guidelines applicable to Gables, (4) developing and periodically reviewing a succession plan for the Chief Executive Officer for consideration by the Board and (5) annually evaluating the performance of the Board and the management of Gables. The Nominating and Corporate Governance Committee met five times in 2003. Four of these five meetings were held jointly with the executive session meetings of the non-management trustees.

When considering candidates for trustee, the Nominating and Corporate Governance Committee takes into account a number of factors, including the following minimum qualifications: the nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the shareholders. In addition, the Nominating and Corporate Governance Committee will take into consideration such other factors as it deems appropriate, including any direct experience in the real estate and/or multifamily apartment community industry or in the markets in which Gables operates and whether the candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consider written recommendations from securityholders of Gables regarding potential nominees for election as trustees. The Nominating and Corporate Governance Committee will review and evaluate the qualifications of trustee nominee candidates who have been recommended by securityholders in compliance with procedures established from time to time by the Nominating and Corporate Governance Committee and conduct such inquiries as it deems appropriate. The Nominating and Corporate Governance Committee will consider for nomination any proposed trustee candidate who is deemed qualified by the Nominating and Corporate Governance Committee in light of the minimum qualification and other criteria for Board membership described above or otherwise approved by the Board from time to time.

Securityholders wishing to suggest a candidate for trustee should write to Gables’ Secretary and include:

•	The name and address of record of the securityholder.

•	A representation that the securityholder is a record holder of Gables’ securities, or if the securityholder is not a record holder, evidence of ownership in accordance with SEC Rule 14a-8(b)(2) of the Exchange Act.

•	The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed trustee candidate.

•	A description of the qualifications and background of the proposed trustee candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time.

•	A description of all arrangements or understandings between the securityholder and the proposed trustee candidate.

•	The consent of the proposed trustee candidate (1) to be named in the proxy statement relating to Gables’ annual meeting of shareholders and (2) to serve as a trustee if elected at such annual meeting.

•	Any other information regarding the proposed trustee candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

The Nominating and Corporate Governance Committee may solicit recommendations for candidates for trustees from non-management trustees, the Chief Executive Officer, third-party search firms and such other sources as it deems appropriate, including securityholders. The Nominating and Corporate Governance Committee will review and evaluate the qualifications of all such proposed candidates in the same manner and without regard to the source of the recommendation.

Communications with the Board of Trustees

If you wish to communicate with any of our trustees or the Board of Trustees as a group, you may do so by writing to the Board of Trustees, or such individual trustee(s) c/o Secretary, Gables Residential Trust, 2859 Paces Ferry Road, Suite 1450, Atlanta, Georgia 30339.

If you wish to contact the Audit Committee to report complaints or concerns regarding accounting, internal accounting controls or auditing matters, you may do so by writing to the Chair of the Audit Committee c/o Secretary, Gables Residential Trust, 2859 Paces Ferry Road, Suite 1450, Atlanta, Georgia 30339. While any correspondence or reports may be submitted anonymously, we prefer that you identify yourself so that we may contact you for additional information if necessary or appropriate.

We recommend that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Secretary will be forwarded by the Secretary promptly to the appropriate addressee(s).

PROPOSAL 1:  ELECTION OF TRUSTEES

Introduction

At the 2004 annual meeting, three Class I trustees will be elected to serve until the 2007 annual meeting of shareholders and until their successors are duly elected and qualified. Two incumbent Class I trustees, Mr. Bromley and Mr. Motta, have been nominated by the Board of Trustees for re-election. The Nominating and Corporate Governance Committee retained the search firm of Heidrick and Struggles to assist in the initial identification of potential trustee candidates to fill one vacancy in the Board of Trustees and in the subsequent assessment and evaluation of the qualifications of such candidates. Heidrick and Struggles identified Mr. Stroup and other potential candidates for Board membership and assisted in the review, assessment and evaluation of their qualifications. After consideration of all potential candidates, the Nominating and Corporate Governance Committee recommended Mr. Stroup to the Board of Trustees as a trustee candidate to fill the vacancy. The Board of Trustees then conducted a final consideration of Mr. Stroup’s candidacy and accepted the committee’s recommendation.

Following the recommendation of the Nominating and Corporate Governance Committee, the Board of Trustees has nominated Mr. Bromley, Mr. Motta and Mr. Stroup to serve as the Class I trustees. In making its recommendations, the Nominating and Corporate Governance Committee considered a number of factors, including the criteria for Board membership approved by the Board, which included the minimum qualifications that must be possessed by a trustee candidate in order to be nominated as a member of the Board of Trustees. The Board of Trustees has determined that each of Mr. Bromley, Mr. Motta and Mr. Stroup, if elected, are independent for purposes of the listing standards of the NYSE. The Board of Trustees based this determination primarily on a review of the responses to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with Mr. Stroup and the other trustees.

Both Mr. Bromley and Mr. Motta are currently serving as a trustee of Gables. The Board of Trustees anticipates that Mr. Bromley and Mr. Motta will continue to serve, and Mr. Stroup will agree to serve, if elected, as trustees. However, if any of the nominees should be unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Trustees may recommend. The Board of Trustees will consider a nominee for election to the Board of Trustees recommended by a shareholder of record if the shareholder submits the nomination in compliance with the requirements of Gables’ bylaws. See “Other Matters – Shareholder Proposals” for a summary of these requirements.

Vote Required

Trustees must be elected by a plurality of the votes cast at the annual meeting if a quorum is present. This means that the three nominees receiving the highest number of “yes votes” will be elected as trustees. In a plurality election, votes may be cast FOR or WITHHELD FROM each nominee. Votes cast FOR the nominees will count as “yes votes”; votes that are WITHHELD FROM the nominees will be excluded entirely from the vote and will have no effect.

Furthermore, if you hold your common shares in your own name as a holder of record, and you fail to vote your shares, either in person or by proxy, the votes represented by your shares will be excluded entirely from the vote and will have no effect. If, however, your common shares are held by a brokerage firm, bank or other nominee (i.e., in “street name”) and you fail to give instructions as to how you want your shares voted, the brokerage firm, bank or other nominee may (but are not required to) vote the shares in their own discretion.

Recommendation

The Board of Trustees unanimously recommends a vote FOR election of each of the nominees as trustee.

Information Regarding Nominees, Other Trustees and Named Executive Officers

The following biographical descriptions set forth certain information with respect to the three nominees for election as trustees at the annual meeting, the incumbent trustees who are not up for election at this annual meeting and the named executive officers who are not trustees. The respective individuals have furnished this information to Gables. References in these descriptions to “Gables’ predecessor” mean the Atlanta, Houston or Dallas Divisions of Trammell Crow Residential. The following information is as of March 1, 2004.

Nominees for Election as Trustees – Term Expiring 2007

Marcus E. Bromley.    Mr. Bromley is a trustee of Gables and has been since Gables’ initial public offering in January 1994. He most recently served as Chairman of the Board of Trustees and Executive Chairman of Gables from April 1999 through December 31, 1999. Prior to becoming Executive Chairman of Gables in April 1999, Mr. Bromley was Chairman of the Board of Trustees and Chief Executive Officer of Gables, positions he held since Gables’ initial public offering in January 1994. He also served as President of Gables from January 1994 through December 1995. Mr. Bromley joined Gables’ predecessor in 1982 and was responsible for overseeing the development and lease-up of multifamily properties in the Southeastern United States. Prior to that, he was Chief Financial Officer for a large engineering firm and Assistant Treasurer for the Amelia Island Company. Mr. Bromley received his MBA from the University of North Carolina at Chapel Hill and his bachelor’s degree in economics from Washington and Lee University. He is a former president of the Atlanta Apartment Association and currently serves on the Board of Directors of Rescheck, Inc. Mr. Bromley also serves on the Board of Advisors for The School of Commerce, Economics and Politics at Washington and Lee University. Mr. Bromley is 54 years old.

James D. Motta.    Mr. Motta is a trustee of Gables and has been since March 2000. He most recently served as the President and Chief Executive Officer of St. Joe/Arvida Company, a major real estate development company headquartered in Boca Raton, Florida. In February 2004, Mr. Motta tendered his resignation to Arvida with an effective date of March 31, 2004 and agreed to make himself available on a consulting basis subsequent to March 31, 2004 for a three-month period, as needed. Throughout its 45-year history, Arvida has built more than 60 master-planned communities comprising more than 35,000 new homes and developed approximately 5 million square feet of commercial and industrial facilities. In November 1997, the assets of Arvida were acquired by the St. Joe Company. He joined Arvida in 1980 and, prior to becoming President and Chief Executive Officer in April 1995, held various positions, including President of certain divisions, Executive Vice President and Chief Operating Officer. Mr. Motta is a graduate of the University of Florida and a licensed general contractor and licensed real estate broker in the state of Florida. He is an active member of the Urban Land Institute and serves on its Recreation Development Council. Mr. Motta is on the Board of Directors of Corrections Property Trust and serves on its Audit and Compensation Committees. He is also a member of the Association of Florida Community Developers and a founding member of Education Partners, Inc., a company that strives to bring world-class educational experience to public and private school systems. Mr. Motta is 47 years old.

Chris C. Stroup.    Mr. Stroup is a nominee for election as a trustee of Gables. He is the former Chief Executive Officer of Swiss Re Life & Health America Inc. (“Swiss Re”), a subsidiary of the Swiss Re Group, where he was responsible for the life & health reinsurance business activities for the Swiss Re Group in the United States and Canada. He also was a member of the Executive Board of the Swiss Re Group. Effective September 1, 2003, Mr. Stroup resigned from his then current titles and duties with Swiss Re. He remains a part-time employee of Swiss Re, where he is working on strategic initiatives. Mr. Stroup joined Life Re Corporation in 1996 where he served as Director, Executive Vice President and Chief Financial Officer until the Swiss Re Group acquired the company in December 1998. At that time, he became President and Chief Operating Officer of Swiss Re. In July 2000, Mr. Stroup was appointed Chief Executive Officer of Swiss Re and in January 2002 he became a member of the Swiss Re Group’s Executive Board. Prior to joining Swiss Re, he was a partner at Ernst & Young LLP. As a CPA, Mr. Stroup has been active in a number of professional societies. He received his bachelor’s degree in economics from the Wharton School of the University of Pennsylvania and he earned his MBA from Columbia University. Mr. Stroup is 43 years old.

Incumbent Trustees – Term Expiring 2005

John W. McIntyre.    Mr. McIntyre is a trustee of Gables and has been since Gables’ initial public offering in January 1994. He is a former Vice Chairman of the Board of Directors of Citizens and Southern Corporation, a bank holding company, and former Chairman of the Board of Directors and Chief Executive Officer of Citizens and Southern Georgia Corporation and Citizens and Southern National Bank. Mr. McIntyre is a director or trustee of a number of organizations, including the Kaiser Foundation Health Plan of Georgia. He received his bachelor’s degree in business administration from Emory University School of Business and attended the Business Executive Management Program at Stanford University Graduate School of Business. Mr. McIntyre is 73 years old.

Chris D. Wheeler.    Mr. Wheeler is Chairman of the Board of Trustees, President and Chief Executive Officer of Gables. He succeeded Mr. Bromley as Chairman of the Board of Trustees on January 1, 2000 and as Chief Executive Officer in April 1999. Prior to that, he served as a trustee and Senior Vice President of Gables since Gables’ acquisition of the business and properties of Trammell Crow Residential’s South Florida operations in April 1998. Previously, Mr. Wheeler had 16 years experience with various Trammell Crow entities. He was Group Managing Partner responsible for all Trammell Crow Residential multifamily residential development and management in South Florida, the South Central United States, and the Mid-Atlantic and Northeast United States. Mr. Wheeler graduated with honors from the California Institute of Technology with a major in applied physics. He received his MBA from Harvard Graduate School of Business in 1980. Mr. Wheeler serves on the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT) and on the executive committee of the National Multi-Housing Council. He is also a member of the Real Estate Roundtable, the Board of Directors of the National Association of Home Builders and the Board of Directors of the California Institute of Technology Alumni Association. In addition to being a member of the Urban Land Institute, Mr. Wheeler currently serves as Chairman of the Architectural Review Board in the town of Gulf Stream, Florida and is a Director of the Delray Beach Public Library Board. Mr. Wheeler is 47 years old.

Incumbent Trustees – Term Expiring 2006

Lauralee E. Martin.    Ms. Martin is a trustee of Gables and has been since Gables’ initial public offering in January 1994. Since January 2002, she has served as Chief Financial Officer of Jones Lang LaSalle, a global provider of real estate services. Prior to joining Jones Lang LaSalle, Ms. Martin was with Heller Financial Inc., an international commercial finance company, from 1986 through 2001 where she served as Chief Financial Officer since 1996. From 1993 to 1996, Ms. Martin served as Senior Group President responsible for Equipment Finance, Small Business Finance and Real Estate Finance and from 1986 to 1993, she served as President of Real Estate Financial Services. Prior to joining Heller Financial Inc., she held various positions at General Electric Credit Corporation, including President of General Electric Mortgage and Manager of Construction Lending Operations. Ms. Martin is on the Board of Directors of Key Corp. and serves on its Audit Committee. She received her MBA from the University of Connecticut and her bachelor’s degree from Oregon State University. Ms. Martin is 53 years old.

Mike E. Miles.    Dr. Miles is a trustee of Gables and has been since January 2000. He is currently managing principal of Guggenheim Real Estate. From 1994 to 1999, Dr. Miles was Portfolio Manager and Head of Real Estate Research for the Fidelity Real Estate Asset Manager, a series of institutional investment vehicles that combine public securities with direct real estate ownership. Prior to joining Fidelity, he was Executive Vice President of the Prudential Realty Group and Managing Director of Prudential Real Estate Investors. Dr. Miles previously held full-time academic positions at the University of North Carolina at Chapel Hill, the University of Wisconsin – Madison, and the University of Hawaii – Manoa. Before entering academia, he served as Vice President, Finance for Alpert Invest Corporation, a real estate development firm. Dr. Miles received his bachelor’s degree from Washington and Lee University, his MBA from Stanford University, and his Ph.D. from the University of Texas at Austin. Dr. Miles is 57 years old.

Named Executive Officers Who Are Not Trustees

Marvin R. Banks, Jr.    Mr. Banks is Senior Vice President, Secretary and Chief Financial Officer of Gables, and has been since Gables’ initial public offering in January 1994. He is responsible for corporate financings, financial reporting, accounting and tax matters. Mr. Banks joined Gables’ predecessor in 1987 and, since 1990, was the Chief Financial Officer for certain divisions. Prior to joining Gables’ predecessor, he was a CPA with Ernst & Young LLP, where he specialized in the financial services and construction industries. Mr. Banks is a graduate of the University of Texas at Austin with a bachelor’s degree in accounting. Mr. Banks is 42 years old.

Douglas G. Chesnut.    Mr. Chesnut joined Gables as Senior Vice President of Investments in February 2002. He is responsible for development, construction and acquisition efforts in Texas and California. Mr. Chesnut has over 20 years’ experience in real estate development and property management. Prior to joining Gables, he was President and Chief Operating Officer for the South Central Region of Trammell Crow Residential Services. Prior to joining Trammell Crow Residential Services, Mr. Chesnut was Senior Vice President of Dal-Mac Barnes Company. He is on the Board of Directors of the Apartment Association of Greater Dallas, the Apartment Life Developers, the Providence Christian School and the Interfaith Housing Coalition. Mr. Chesnut holds a bachelor’s degree in finance from the University of Texas. Mr. Chesnut is 45 years old.

David D. Fitch.    Mr. Fitch joined Gables as Senior Vice President and Chief Investment Officer in August 2002. He is responsible for all development, construction, acquisition and disposition efforts. Mr. Fitch has experience in commercial, multifamily and mixed-use development. Prior to joining Gables, he was a Partner at First Florida Capital Corporation where he was involved with real estate and investment banking activities. Prior to joining First Florida, Mr. Fitch was President of the St. Joe Commercial, Inc., a commercial real estate subsidiary of the St. Joe Company, where he directed the development and acquisition of several million square feet of assets and the creation of Advantis Real Estate Services. He has also served as Senior Vice President for Insignia Financial Group and Cadillac Fairview Urban Development. Mr. Fitch is an active member of the Urban Land Institute and serves on the Board of Trustees of the Student Conservation Association. He holds a bachelor’s degree in architecture from Colorado College. Mr. Fitch is 50 years old.

Michael M. Hefley.    Mr. Hefley is Senior Vice President and Chief Operating Officer of Gables. Prior to assuming these roles in May 1999, Mr. Hefley served as Vice President of fee-managed operations since Gables’ acquisition of the business and properties of Trammell Crow Residential’s South Florida operations in April 1998. Previously, Mr. Hefley was with Trammell Crow Residential Services for 13 years where he began his career as District Manager in Maryland and Virginia. He relocated to South Florida in 1985 and later became Executive Vice President and Chief Operating Officer for the Florida region. Mr. Hefley has a total of 20 years in the real estate and property management business. He serves on the Executive Committee of the National Multi-Housing Council and is an active member of the Palm Beach, Broward and Dade Apartment Associations. Mr. Hefley holds a bachelor’s degree in business from Southwest Texas State University. Mr. Hefley is 45 years old.

COMPENSATION OF TRUSTEES AND EXECUTIVE OFFICERS

Trustee Compensation

Trustees of Gables who are also employees receive no additional compensation for their services as trustees. The compensation package for non-employee trustees was reconstituted and increased effective July 1, 2003 in recognition of the increased demands and workload placed on non-employee trustees. The new compensation package was designed such that approximately 50% of the total trustee fees are payable in the form of common shares in order to more effectively align the Board’s interests with the interest of the shareholders. In connection with this reconstitution, the Board of Trustees adopted a Share Ownership Guideline pursuant to which, each member of the Board may not sell common shares if his or her Gables holdings are less than a $200,000 threshold or would decrease below that level as a result of the sale.

For the period from January 1, 2003 to June 30, 2003, each non-employee trustee received for his or her service as a trustee a quarterly trustee’s fee of $5,000, a $1,300 per day fee for personal attendance at any meetings of the full Board of Trustees, and a $500 per day fee for personal attendance at any committee meetings held on days on which no meetings of the full Board were held. In addition, the Investment Committee chair received a quarterly fee of $1,250 and each other committee chair received a quarterly fee of $625. Following the May 2003 annual meeting of shareholders, each of Gables’ non-employee trustees was granted 500 unrestricted common shares under the 1994 Plan.

For the period from July 1, 2003 to December 31, 2003, each non-employee trustee received for his or her service as a trustee a quarterly trustee’s fee of $5,000, a $1,500 per day fee for personal attendance, or a $750 per day fee for telephonic attendance, at each in-person meeting of the full Board and a $500 per day fee for attendance at each telephonic meeting of the full Board. In addition, each committee chair received a quarterly fee of $1,250 and each Audit Committee member received a quarterly fee of $1,250. For in-person committee meetings held in connection with a meeting of the full Board, each committee member received a $500 per day fee for personal attendance or a $250 per day fee for telephonic attendance. For in-person committee meetings held on days on which no in-person meetings of the full Board were held, each committee member received a $1,000 per day fee for personal attendance or a $500 per day fee for telephonic attendance. For telephonic committee meetings, each committee member received a $500 per day fee for attendance. On January 16, 2004, each non-employee trustee was granted 500 unrestricted common shares under the 1994 Plan for services rendered from July 1, 2003 to December 31, 2003.

Quarterly trustee fees and annual share grants are prorated for trustees who are elected to the Board after the beginning of a fiscal quarter or fiscal year, respectively.

Non-employee trustees may elect to waive part or all of the fees that would otherwise be payable in cash in exchange for common share grants under the 1994 Plan. In addition, Gables has adopted a deferred compensation program for non-employee trustees pursuant to which non-employee trustees may elect to receive, on a deferred basis, common shares under the 1994 Plan in lieu of cash fees. These trustees may also elect to defer receipt of common shares granted to them as non-cash compensation. During the term of deferral, credits in the form of additional common shares are made to the non-employee trustees’ deferral accounts to reflect dividends paid on the common shares previously credited to the accounts. All deferred amounts will be settled in common shares, either in a lump sum or annual installments, following termination of membership on the Board of Trustees.

Executive Compensation

Summary Compensation Table.    The following table sets forth the compensation for the past three fiscal years awarded to the Chief Executive Officer and the four other most highly compensated executive officers whose total salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2003.

Summary Compensation Table

					Long-Term Compensation Awards
		Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Restricted Share Awards ($)		Options (#)	All Other Compensation ($) (1)
Chris D. Wheeler	2003	$365,581	$517,951	(2)	$457,110	(3)	0	$8,170
Chairman of the Board,	2002	358,550	406,078	(4)	144,018	(5)	0	9,194
President and Chief	2001	344,760	423,888	(6)	281,137	(7)	0	8,109
Executive Officer
Marvin R. Banks, Jr	2003	253,094	354,674	(8)	304,740	(9)	0	4,602
Senior Vice President and	2002	248,227	259,789	(10)	96,012	(11)	0	4,605
Chief Financial Officer	2001	238,680	293,667	(12)	187,425	(13)	0	4,007
Douglas G. Chesnut (14)	2003	200,000	253,860	(15)	101,580	(16)	0	4,000
Senior Vice President of	2002	181,370	208,668	(17)	32,004	(18)	0	1,388
Investments
David D. Fitch (19)	2003	280,000	381,580	(20)	304,740	(21)	0	1,137
Senior Vice President and	2002	98,192	102,206	(22)	117,348	(23)	0	0
Chief Investment Officer
Michael M. Hefley	2003	253,094	354,674	(24)	304,740	(25)	0	3,976
Senior Vice President and	2002	248,227	282,567	(26)	96,012	(27)	0	4,753
Chief Operating Officer	2001	238,680	281,499	(28)	187,425	(29)	0	3,386

(1)	2003 amounts include Gables’ matching contribution under its 401(k) plan ($2,060 for Mr. Wheeler, $4,000 for Mr. Banks, $4,000 for Mr. Chesnut, $0 for Mr. Fitch and $3,250 for Mr. Hefley), interest earned on deferred compensation at a rate in excess of the applicable federal long-term rate ($5,307 for Mr. Wheeler and $0 for each of the other named executive officers) and the cost of premiums for life insurance coverage in 2003 satisfied with the surrender of paid-up policy additions ($803 for Mr. Wheeler, $602 for Mr. Banks, $0 for Mr. Chesnut, $1,137 for Mr. Fitch, and $726 for Mr. Hefley). See “Compensation of Trustees and Executive Officers – Employment and Severance Agreements” for a discussion of Gables’ practice of paying premiums under the split-dollar life insurance policies in light of the enactment of the Sarbanes-Oxley Act of 2002.

(2)	Amount consists of (i) $365,581 which was paid in cash in 2004 and (ii) 4,500 unrestricted shares awarded on January 16, 2004 valued at $33.86 per share.

(3)	Consists of 13,500 restricted shares awarded on January 16, 2004 valued at $33.86 per share. These restricted shares vest in three equal annual installments beginning January 1, 2005. Dividends are payable on these restricted shares.

(4)	Amount consists of (i) $358,072 which was paid in cash in 2003 and (ii) 1,890 unrestricted shares awarded on March 10, 2003 valued at $25.40 per share.

(5)	Consists of 5,670 restricted shares awarded on March 10, 2003 valued at $25.40 per share. These restricted shares vest in three equal annual installments beginning January 1, 2004. Dividends are payable on these restricted shares. The value of such restricted shares as of December 31, 2003 was $196,976.

(6)	Amount consists of (i) $330,175 which was paid in cash in 2002 and (ii) 3,150 unrestricted shares awarded on February 23, 2002 valued at $29.75 per share.

(7)	Consists of 9,450 restricted shares awarded on February 23, 2002 valued at $29.75 per share. These restricted shares vest in three equal annual installments beginning January 1, 2003. Dividends are payable on these restricted shares. The value of such restricted shares (both vested and unvested) as of December 31, 2003 was $328,293.

(8)	Amount consists of (i) $253,094 which was paid in cash in 2004 and (ii) 3,000 unrestricted shares awarded on January 16, 2004 valued at $33.86 per share.

(9)	Consists of 9,000 restricted shares awarded on January 16, 2004 valued at $33.86 per share. These restricted shares vest in three equal annual installments beginning January 1, 2005. Dividends are payable on these restricted shares.

(10)	Amount consists of (i) $227,785 which was paid in cash in 2003 and (ii) 1,260 unrestricted shares awarded on March 10, 2003 valued at $25.40 per share.

(11)	Consists of 3,780 restricted shares awarded on March 10, 2003 valued at $25.40 per share. These restricted shares vest in three equal annual installments beginning January 1, 2004. Dividends are payable on these restricted shares. The value of such restricted shares as of December 31, 2003 was $131,317.

(12)	Amount consists of (i) $231,192 which was paid in cash in 2002 and (ii) 2,100 unrestricted shares awarded on February 23, 2002 valued at $29.75 per share.

(13)	Consists of 6,300 restricted shares awarded on February 23, 2002 valued at $29.75 per share. These restricted shares vest in three equal annual installments beginning January 1, 2003. Dividends are payable on these restricted shares. The value of such restricted shares (both vested and unvested) as of December 31, 2003 was $218,862.

(14)	Mr. Chesnut joined Gables as Senior Vice President of Investments on February 4, 2002. Accordingly, there is no compensation information for periods prior to such date.

(15)	Amount consists of (i) $220,000 which was paid in cash in 2003 and 2004 and (ii) 1,000 unrestricted shares awarded on January 16, 2004 valued at $33.86 per share.

(16)	Consists of 3,000 restricted shares awarded on January 16, 2004 valued at $33.86 per share. These restricted shares vest in three equal annual installments beginning January 1, 2005. Dividends are payable on these restricted shares.

(17)	Amount consists of (i) $198,000 which was paid in cash in 2002 and 2003 and (ii) 420 unrestricted shares awarded on March 10, 2003 valued at $25.40 per share.

(18)	Consists of 1,260 restricted shares awarded on March 10, 2003 valued at $25.40 per share. These restricted shares vest in three equal annual installments beginning January 1, 2004. Dividends are payable on these restricted shares. The value of such restricted shares as of December 31, 2003 was $43,772.

(19)	Mr. Fitch joined Gables as Senior Vice President and Chief Investment Officer on August 26, 2002. Accordingly, there is no compensation information for periods prior to such date.

(20)	Amount consists of (i) $280,000 which was paid in cash in 2004 and (ii) 3,000 unrestricted shares awarded on January 16, 2004 valued at $33.86 per share.

(21)	Consists of 9,000 restricted shares awarded on January 16, 2004 valued at $33.86 per share. These restricted shares vest in three equal annual installments beginning January 1, 2005. Dividends are payable on these restricted shares.

(22)	Amount consists of (i) $91,538 which was paid in cash in 2003 and (ii) 420 unrestricted shares awarded on March 10, 2003 valued at $25.40 per share.

(23)	Consists of 4,620 restricted shares awarded on March 10, 2003 valued at $25.40 per share. Restricted shares of 1,260 vest in three equal annual installments beginning January 1, 2004. Restricted shares of 3,360 vest as follows: one-quarter upon relocation to Boca Raton, FL; one-quarter upon the later to occur of relocation to Boca Raton, FL or January 1, 2004; one-quarter upon the later to occur of relocation to Boca Raton, FL or January 1, 2005; and one-quarter upon the later to occur of relocation to Boca Raton, FL or January 1, 2006. Dividends are payable on these restricted shares. The value of such restricted shares as of December 31, 2003 was $160,499.

(24)	Amount consists of (i) $253,094 which was paid in cash in 2004 and (ii) 3,000 unrestricted shares awarded on January 16, 2004 valued at $33.86 per share.

(25)	Consists of 9,000 restricted shares awarded on January 16, 2004 valued at $33.86 per share. These restricted shares vest in three equal annual installments beginning January 1, 2005. Dividends are payable on these restricted shares.

(26)	Amount consists of (i) $250,563 which was paid in cash in 2003 and (ii) 1,260 unrestricted shares awarded on March 10, 2003 valued at $25.40 per share.

(27)	Consists of 3,780 restricted shares awarded on March 10, 2003 valued at $25.40 per share. These restricted shares vest in three equal annual installments beginning January 1, 2004. Dividends are payable on these restricted shares. The value of such restricted shares as of December 31, 2003 was $131,317.

(28)	Amount consists of (i) $219,024 which was paid in cash in 2002 and (ii) 2,100 unrestricted shares awarded on February 23, 2002 valued at $29.75 per share.

(29)	Consists of 6,300 restricted shares awarded on February 23, 2002 valued at $29.75 per share. These restricted shares vest in three equal annual installments beginning January 1, 2003. Dividends are payable on these restricted shares. The value of such restricted shares (both vested and unvested) as of December 31, 2003 was $218,862.

Option Exercises and Year-End Holdings.    The following table sets forth the aggregate number of options exercised in 2003 and the value of options held at the end of 2003 by the Chief Executive Officer and the other named executive officers.

Aggregated Option Exercises in Fiscal Year 2003
and Fiscal Year-End 2003 Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)			Value of Unexercised In-the-Money Options at Fiscal Year-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable			Exercisable/ Unexercisable
Chris D. Wheeler	7,600	$62,104	348,700	/	0	$3,333,751	/	$0
Marvin R. Banks, Jr.	14,868	144,648	115,000	/	0	1,014,475	/	0
Douglas G. Chesnut	0	0	0	/	0	0	/	0
David D. Fitch	0	0	0	/	0	0	/	0
Michael M. Hefley	0	0	6,300	/	0	44,825	/	0

Employment and Severance Agreements

Gables currently has employment agreements with each of Mr. Wheeler, Mr. Banks, Mr. Fitch and Mr. Hefley that will continue in effect through January 1, 2005. The employment agreements automatically renew for additional one-year terms unless a notice to the contrary effect is given by either party. Pursuant to their respective employment agreement, Mr. Wheeler is serving as Chairman of the Board of Trustees, President and Chief Executive Officer; Mr. Banks is serving as Senior Vice President and Chief Financial Officer; Mr. Fitch is serving as Senior Vice President and Chief Investment Officer; and Mr. Hefley is serving as Senior Vice President and Chief Operating Officer.

Each employment agreement provides for an annual review of base salary. In addition, the Compensation Committee may provide for additional compensation as a bonus, should it determine that such compensation is appropriate in its discretion based on merit, Gables’ financial performance and other criteria. See “Incentive Compensation Plan” and “Compensation Committee Report on Executive Compensation” for a more detailed description of bonus compensation. Pursuant to each employment agreement, Gables is, in general, required to purchase policies of life insurance for the benefit of each of the executive officers in the amount of $1,000,000 per policy. Until the latter part of 2002, we maintained split-dollar life insurance policies for which Gables paid the full annual premiums due. Since the enactment of the Sarbanes-Oxley Act of 2002, it has not been entirely clear whether paying such premiums is still permissible. As a result, we have suspended our practice of paying the annual premiums due until applicable legal requirements are clarified or alternative funding mechanisms become available. In the meantime, Gables is using the surrender of paid-up additions to coverage to keep the life insurance policies intact.

Gables maintains a comprehensive medical plan for the benefit of the executive officers and that of their immediate families, and pays or reimburses each of the executive officers for the cost of disability insurance and provides them with a car allowance currently equal to approximately $600 per month. Each of the executive officers has agreed to devote substantially all of their working time to Gables’ business. Pursuant to their employment agreements, Gables has also agreed to indemnify each of the executive officers to the full extent permitted by law and subject to Gables’ charter and bylaws with respect to any actions commenced against such executive officer in his capacity as an officer or trustee or former officer or trustee of Gables or any affiliate of Gables for which he may serve in such capacity, and to advance any expenses incurred by such executive officers and trustees in defending such actions.

Under the terms of the employment agreements (as modified by the senior executive severance agreements discussed below), if the employment of an executive officer is terminated during the year (1) by Gables without “good reason” (as defined in the employment agreement), or (2) by the executive officer by reason of a “force out” (as defined in the employment agreement), the terminated employee will be entitled to (a) immediately vest in any outstanding stock options and grants of restricted shares, and (b) receive a severance payment (the “Severance Amount”) equal to the sum of his base salary and the higher of (x) his bonus for the preceding year or (y) any approved bonus for any period that had closed prior to the date of termination but had not yet been paid. Upon termination of the employment of an executive officer by reason of death, his estate will be entitled to receive a payment equal to the Severance Amount, except that the amount of such benefit shall be zero if the proceeds of life insurance payable in connection with the employment agreement equals or exceeds $1,000,000. In addition, upon any termination of employment within six months following a “change of control” (as defined in the employment agreement), the terminated employee will be entitled to immediately vest in any outstanding stock options and grants of restricted shares. The employment agreements also provide that, if an executive officer is terminated for “good reason” or voluntarily terminates his employment (other than termination which occurs within six months following a “change of control”), such individual will not, without the prior written consent of the Board of Trustees, directly or indirectly, compete with Gables with respect to any multifamily apartment residential real estate property development, construction, acquisition or management activities then undertaken or being considered by Gables for a period of twelve months following the termination of employment with Gables.

During the term of the employment agreement and for a period of twelve months following the termination of employment (other than termination which occurs within six months following a “change of control”), the executive officer will not, directly or indirectly, (1) solicit or induce any present or future employee of Gables to accept employment with the executive officer or any person or entity associated with the executive officer, (2) employ, or cause any person or entity associated with the executive officer to employ, any present or future employee of Gables without providing Gables prior written notice of such proposed employment, or (3) either for himself or for any other person or entity, compete for or solicit the third party owners with whom Gables has an existing property management agreement.

In addition, the Board of Trustees has approved senior executive severance agreements for each of Mr. Wheeler, Mr. Banks, Mr. Fitch and Mr. Hefley. The Board approved these agreements in order to reinforce and encourage the continued attention and dedication of these executive officers. Generally, under the terms of the severance agreements, if the employment of the executive is terminated within 24 months following a “change in control” (as defined in the agreement), (1) by Gables for any reason other than for “cause” (as defined in the agreement) or the death of the executive or (2) by the executive for “good reason” (as defined in the agreement), the executive shall be entitled to an amount equal to three times the sum of the executive’s (i) most recent annual base salary, (ii) the cash bonus awarded for the prior fiscal year, if any, and (iii) the value of the entire restricted stock grant awarded for the prior fiscal year, if any (the “Change in Control Payment”). Mr. Wheeler shall be entitled to the Change in Control Payment if his employment is terminated within 24 months following a “change in control” by Gables or by the executive for any reason other than the death of the executive. The amount of any Change in Control Payment to any executive shall be reduced by any Severance Amount paid or payable to such executive by Gables pursuant to the employment agreements discussed above.

The Board of Trustees has also approved a senior executive severance agreement for Mr. Chesnut in connection with his February 2002 employment by Gables in order to reinforce and encourage his continued attention and dedication. Under the terms of his severance agreement, if his employment is terminated within 24 months following a “change in control” (as defined in the agreement), (1) by Gables for any reason other than for “cause” (as defined in the agreement) or his death or (2) by him for “good reason” (as defined in the agreement), he shall be entitled to an amount equal to the sum of his (i) most recent annual base salary, (ii) the cash bonus awarded for the prior fiscal year, if any, and (iii) the value of the entire restricted stock grant awarded for the prior fiscal year, if any. This payment amount is reduced over time as Mr. Chesnut’s tenure with Gables increases as further delineated in his agreement.

Share Performance Graph

The following graph provides a comparison of cumulative total shareholder returns among Gables, the Standard & Poor’s 500 Index (the “S&P 500 Index”), the Standard & Poor’s SmallCap 600 Index (the “S&P SmallCap 600 Index”) and the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) Equity Residential Apartment REIT Total Return Index (the “NAREIT Apartment Index”), an industry index of 19 equity residential apartment real estate investment trusts (“REITs”), including Gables. Equity residential apartment REITs are defined as those with 75% or more of their gross invested book value of assets invested directly or indirectly in the equity ownership of multifamily residential apartment real estate. Upon written request, Gables will provide any shareholder with a list of the REITs included in the NAREIT Apartment Index. Gables was added to the S&P SmallCap 600 Index in March 2003 and, as a result, Gables included the index in the share performance graph for the first time last year. The share performance graph assumes an investment of $100 in each of Gables and the three indexes on January 1, 1999, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance. Data for the S&P 500 Index, the S&P SmallCap 600 Index and the NAREIT Apartment Index has been obtained from NAREIT.

	Jan-99	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03
Gables Residential Trust	$100.00	$113.17	$143.89	$164.72	$151.11	$228.52
NAREIT Apartment Index	100.00	110.73	150.07	163.07	153.04	192.05
S&P 500 Index	100.00	121.04	110.02	96.94	75.52	97.18
S&P SmallCap 600 Index	100.00	112.40	125.67	133.86	114.28	158.62

The share performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Exchange Act (together, the “Acts”), except to the extent that Gables specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

1994 Share Option and Incentive Plan

Gables adopted the 1994 Plan to provide incentives to officers, employees and non-employee trustees. The 1994 Plan provides for the grant of options to purchase a specified number of common shares or the grant of restricted shares or unrestricted shares. The total number of options and common shares that may be issued under the 1994 Plan is currently limited to the greater of 2,952,895 or 9% of the sum of (1) the total number of common shares outstanding at the time of any grant under the 1994 Plan and (2) the total number of common shares issuable upon the exchange of common units of limited partnership in the Operating Partnership that are outstanding at any such time (other than common units held by Gables or its subsidiaries).

Incentive Compensation Plan

Each year, Gables establishes an incentive compensation plan (the “Incentive Compensation Plan”) for certain officers of Gables. This plan provides for the bonus such officers may receive if certain company and business unit performance objectives established for each individual are achieved. The bonus paid to each executive officer is based upon, among other factors, (1) an evaluation of company performance measured by comparison to the performance of the industry sector in which Gables competes and (2) an evaluation of individual performance of the officer’s direct functional responsibilities, as well as the officer’s role in achieving company-wide objectives. The weight given to such factors varies depending on the officer’s functional and company-wide responsibilities.

Deferred Compensation Plan

Gables has adopted a deferred compensation plan for key employees pursuant to which executive officers and certain other key employees may elect to defer receipt of up to 75% of total cash compensation for any year. All deferred amounts are credited to a participant’s deferral account on the dates such amounts would otherwise have been paid. Credits are also made to deferral accounts to reflect interest at a rate that is evaluated and adjusted by the Board of Trustees on an annual basis. Such rate is currently equal to 6.0% per year. All deferred amounts, including interest, will be settled in cash, either in a lump sum or annual installments, following termination of employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

Gables’ executive compensation program is intended to attract, retain and reward experienced, highly motivated executives who contribute to Gables’ ability to produce total returns to shareholders that exceed the NAREIT Apartment Index. The members of the Compensation Committee during 2003 and as of the date hereof are Dr. Miles, as Chair, Mr. McIntyre and Mr. Motta. The Compensation Committee is responsible for implementing and developing Gables’ compensation policies and plans, including:

•	reviewing and approving corporate goals and objectives relevant to the compensation of Gables’ Chief Executive Officer and certain other executive officers;

•	evaluating, determining and approving the compensation of those officers based on such evaluations;

•	reviewing the compensation of Gables’ officers other than the executive officers; and

•	overseeing Gables’ overall compensation programs, including granting awards under the 1994 Plan and cash and equity bonuses under Gables’ Incentive Compensation Plan.

Compensation Committee Philosophy During 2003

The fundamental principles of Gables’ 2003 executive compensation program were as follows:

•	Executive base salaries were maintained at amounts approximating median levels in the industry.

•	A part of each executive officer’s compensation was contingent on performance and was awarded by the Compensation Committee as a cash bonus following a year-end review. The cash bonus was based on an evaluation of the executive’s individual performance of his direct functional responsibilities, as well as his role in achieving company-wide objectives, taking into consideration the performance of other companies in the industry sector in which Gables competes, specifically with respect to the executive’s equivalent business functions.

•	Executive officers were granted equity-based awards as a long-term incentive both to perform effectively and to remain with Gables, with the size of the awards being based solely on an evaluation of Gables’ performance measured by comparison to the performance of the industry sector in which Gables competes, specifically with respect to annual total return to shareholders.

•	The combination of base salary, annual cash bonus and long-term equity-based awards was targeted to create a strong link between the performance of Gables and executive compensation, and to position executive compensation levels as a whole to be competitive with other similarly situated public companies, including the real estate industry as a whole and REITs in particular. To the extent that Gables’ performance exceeds that of residential REITs with comparable market capitalization as a class, executive officers can achieve a level of total compensation in higher brackets relative to executives of such comparable REITs.

The 2003 executive compensation program was designed to motivate Gables’ executive officers and to better align the incentives of the executive officers with the interests of Gables’ shareholders.

Base Salaries

As noted above, in administering the 2003 executive compensation program, the Compensation Committee determined that Gables would be best served if executive base salaries were maintained at amounts approximating median levels prevailing within the industry. The Compensation Committee, in its efforts to ensure the foregoing and maintain a competitive compensation structure, reviews on an annual basis data regarding the compensation structure of other REITs within Gables’ industry, and compares them with Gables’ existing compensation structure. Base salaries were increased by 4% effective July 1, 2002 to the following levels: $365,581 for Mr. Wheeler; $253,094 for Mr. Banks; and $253,094 for Mr. Hefley. Mr. Fitch was hired as Senior Vice President and Chief Investment Officer in August 2002 at a base salary of $280,000. These base salary levels were not increased in 2003.

Each of these executive officers has an employment agreement with Gables. See “Compensation of Trustees and Executive Officers – Employment and Severance Agreements.” While such employment agreements automatically renew for additional one-year terms unless a notice to the contrary effect is given by either party, the employment agreements do not provide for annual automatic increases in base salary.

Cash Bonuses

Under the previously established 2003 Incentive Compensation Plan, cash bonuses for executive officers were determined based on an evaluation of each executive officer’s individual performance as judged against specific goals based on his own business function, as well as his role in discharging company-wide responsibilities and achieving company-wide goals. In determining an executive officer’s bonus, consideration was also given to the performance of companies in the industry sector in which Gables competes, specifically with respect to such executive officer’s equivalent business functions. Based on these evaluations, in January 2004, the Committee awarded the cash bonuses described in “Compensation of Trustees and Executive Officers – Summary Compensation Table.”

Equity-based Awards

The Committee continues to believe that the possibility to earn grants of common shares rather than cash serves as a motivating award and an effective tool for retaining experienced and talented executives in the long-term, and also serves to better align the incentives of management with the interests of shareholders. The Compensation Committee’s philosophy is that the long-term component of executives’ incentive compensation should be determined on the basis of the annual total return to Gables’ shareholders relative to the annual total return to shareholders for Gables’ competitors in its industry sector, as measured by the NAREIT Apartment Index. The Compensation Committee’s reliance on the NAREIT Apartment Index as the benchmark against which to judge Gables’ executives in terms of annual total return to shareholders is based in part on the fact that the NAREIT indices are widely used by the investment community to determine the relative performance, and therefore the compensation, of investment portfolio managers.

The precise methodology used by the Compensation Committee involves ranking the annual total return to Gables’ shareholders for a particular year against the statistical distribution of annual total returns for all companies included in the NAREIT Apartment Index for the particular year. The number of common shares awarded to executive officers is equal to the mid-point of the range of each executive officer’s potential number of common share awards if Gables’ performance is in line with the NAREIT Apartment Index. The executive officers will receive the maximum potential award level if Gables outperforms 75% of the companies in the index and will receive no award at all if 75% of the companies in the index outperform Gables. As a result, the number of common shares awarded will increase up toward the maximum potential award, if, and to the extent that, Gables’ performance is better than the index, and will decrease down toward no award at all if, and to the extent that, Gables’ performance is worse than the index. In calculating annual total returns, the Compensation Committee compares the ten-day year-end average total return of Gables to the ten-day year-end average total return for all companies in the NAREIT Apartment Index.

In January 2004, the Compensation Committee compared Gables’ total return to shareholders for 2003 (using the ten-day year-end average) of 48.9% to the total return to shareholders for all companies included in the NAREIT Apartment Index for 2003 (using the ten-day year-end average) of 28.6%. Based on this performance of Gables as compared to the index, factoring in the statistical distribution of the apartment REITs included in the index and applying the formula for calculating actual awards relative to the range of potential awards, the Compensation Committee awarded a total of 65,200 common shares to executive officers, representing an award level of 100% of the maximum potential that the executive officers could have achieved. One-fourth of each award for all of the executive officers consisted of unrestricted shares and three-fourths of each award consisted of restricted shares that vest in three equal annual installments beginning on January 1, 2005. As stated above, the Compensation Committee believes the grant of the unrestricted shares and the benefit from the vesting of the restricted shares will motivate officers and promote the retention of executives in the longer term.

Compensation of Chief Executive Officer

In determining the compensation of the Chief Executive Officer, the Compensation Committee applies the same philosophy and procedures as are applied to other executive officers. As discussed above, in accordance with its annual reviews of executive compensation, the Compensation Committee set the base salary for the Chief Executive Officer position at $365,581 effective July 1, 2002, which represented a 4% increase over the previous salary level. This base salary level was not increased in 2003.

In accordance with the incentive criteria established in the 2003 Incentive Compensation Plan described above, for his service as Chairman, President and Chief Executive Officer during 2003, the Committee awarded Mr. Wheeler a cash bonus of $365,581 and granted him 4,500 unrestricted shares and 13,500 restricted shares. The restricted shares are scheduled to vest in three equal annual installments beginning January 1, 2005.

Policy with Respect to the $1 Million Deduction Limit

The SEC requires that this report comment upon Gables’ policy with respect to Section 162(m) of the Internal Revenue Code, which limits the deductibility on Gables’ tax return of compensation over $1 million to any of the named executive officers unless the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by Gables’ shareholders. Gables did not pay any compensation during 2003 that would be subject to Section 162(m). Gables believes that, because it qualifies as a REIT under the Internal Revenue Code and therefore is not subject to federal income taxes on its income to the extent distributed, the payment of compensation that does not satisfy the requirements of Section 162(m) will not generally affect Gables’ net income, although to the extent that compensation does not qualify for deduction under Section 162(m) a larger portion of shareholder distributions may be subject to federal income taxation as dividend income rather than return of capital. Gables does not believe that Section 162(m) will materially affect the taxability of shareholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each shareholder. For these reasons, the Compensation Committee’s compensation policy and practices are not directly governed by Section 162(m).

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that Gables specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Respectfully Submitted by the Compensation Committee:

Mike E. Miles, Chair
John W. McIntyre
James D. Motta

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has served as an officer of Gables or has any other business relationship or affiliation with Gables, except his or her service as a trustee.

AUDIT COMMITTEE REPORT

The members of the Audit Committee during 2003 and as of the date hereof are Mr. McIntyre, as Chair, Mr. Bromley and Ms. Martin, each of whom satisfies the independence, financial literacy and expertise requirements contained in the listing standards of the NYSE and the independence requirements under the rules promulgated by the SEC under the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Trustees, which was revised effective March 4, 2004 in order to comply with the recently adopted NYSE requirements.

The Audit Committee, among other things, assists the Board of Trustees in fulfilling its oversight of (1) the integrity of Gables’ financial statements; (2) Gables’ compliance with legal and regulatory requirements; (3) the qualifications, independence and performance of Gables’ independent auditors; and (4) the performance of Gables’ internal audit function. The Audit Committee has sole authority to appoint, retain, oversee and, when appropriate, terminate Gables’ independent auditors. The Audit Committee reviews Gables’ quarterly financial statements and internal accounting procedures and controls with management and reviews the scope and results of the audit engagement with the independent auditors.

In respect of the audited financial statements for the year ended December 31, 2003, the Audit Committee (1) reviewed and discussed the financial statements with Gables’ management and the independent auditors; (2) discussed with Gables’ independent auditors the matters required to be discussed by SAS No. 61, “Communication with Audit Committees”; and (3) discussed with the auditors their independence and received from the auditors the written disclosures and letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” regarding their independence. Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Trustees that the audited financial statements be included in Gables’ Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the SEC.

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that Gables specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Respectfully Submitted by the Audit Committee:

John W. McIntyre, Chair
Marcus E. Bromley
Lauralee E. Martin

PRINCIPAL AND MANAGEMENT SHAREHOLDERS

Beneficial Ownership Table

On February 1, 2004, there were 28,894,246 common shares and 4,335,141 common units of limited partnership interest in the Operating Partnership (“common units”) outstanding (other than the common units held by Gables Residential Trust). Each common unit is redeemable for one common share if Gables elects to issue common shares rather than pay cash upon such redemption.

The following table shows the amount of common shares and common units beneficially owned as of February 1, 2004 by:

•	each trustee, nominee for trustee and named executive officer of Gables;

•	each person known by us to beneficially own more than 5% of the outstanding common shares of Gables; and

•	the trustees, including the nominee for trustee, and executive officers of Gables as a group.

The number of common shares “beneficially owned” by each shareholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common shares includes (i) any shares as to which the person or entity has sole or shared voting power or investment power and (ii) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after February 1, 2004, including any shares which could be purchased by the exercise of options at or within 60 days after February 1, 2004. For purposes of the following table, we have counted the beneficial ownership of common units as the beneficial ownership of the number of common shares for which such units may be redeemed if Gables elected to issue common shares rather than pay cash upon such redemption. Ownership of these units technically does not constitute beneficial ownership of common shares under the SEC’s Rule 13d-3 because, pursuant to the limited partnership agreement of the Operating Partnership, the holders of the common units do not have the right to require Gables to exchange such common units for common shares.

Unless otherwise indicated in the footnotes, all such interests are owned directly, and the indicated person or entity has sole voting and investment power.

Name and Business Address of Beneficial Owners	Number of Shares and Units Beneficially Owned	Percent of All Shares(1)	Percent of All Shares and Units (2)
Trustees and Executive Officers
Chris D. Wheeler(3)	980,782	3.3%	3.0%
Marvin R. Banks, Jr(4)	252,436	*	*
Douglas G. Chesnut(5)	5,995	*	*
David D. Fitch(6)	18,840	*	*
Michael M. Hefley(7)	194,257	*	*
Marcus E. Bromley(8)	172,742	*	*
Lauralee E. Martin(9)	37,240	*	*
John W. McIntyre(10)	37,444	*	*
Mike E. Miles(11)	12,250	*	*
James D. Motta(12)	9,250	*	*
Chris C. Stroup(13)	0	*	*
All trustees and executive officers as a group (12 persons) c/o Gables Residential Trust 777 Yamato Road, Suite 510 Boca Raton, Florida 33431	1,752,665	5.9%	5.3%
5% Holders
Cohen & Steers Capital Management, Inc.(14) 757 Third Avenue New York, New York 10017	3,994,900	13.8%	12.0%
Clarion CRA Securities, LP(15) 259 N. Radnor Chester Rd Suite 205 Radnor, PA 19087	1,932,395	6.7%	5.8%

*	Less than 1%

(1)	Assumes that all common units held by the person are exchanged for common shares. The total number of shares outstanding used in calculating this percentage assumes that none of the common units held by other persons are exchanged for common shares.

(2)	Assumes that all common units held by the person are exchanged for common shares. In addition, the total number of shares used in calculating this percentage assumes that all of the common units outstanding held by all persons other than Gables are exchanged for common shares.

(3)	Includes 70,159 common shares (including 20,430 restricted shares), 561,923 common units, and options to purchase 348,700 common shares that are currently exercisable.

(4)	Includes 94,769 common shares (including 13,620 restricted shares), 42,667 common units, and options to purchase 115,000 common shares that are currently exercisable.

(5)	Includes 5,680 common shares (including 3,840 restricted shares) and 315 common shares held in the Gables Residential Trust Stock Fund investment option of Gables’ profit sharing plan.

(6)	Includes 17,840 common shares (including 13,200 restricted shares) and 1,000 shares held in an IRA account in Mr. Fitch’s spouse’s name.

(7)	Includes 45,939 common shares (including 13,620 restricted shares), 142,018 common units, and options to purchase 6,300 common shares that are currently exercisable.

(8)	Includes 8,348 common shares, 155,009 common units, options to purchase 5,000 common shares that are currently exercisable, 2,650 common shares owned by Mr. Bromley’s spouse, with respect to which common shares Mr. Bromley disclaims beneficial ownership, and 1,735 common shares owned by Mr. Bromley’s minor children and minor step children, with respect to which common shares Mr. Bromley disclaims beneficial ownership.

(9)	Includes 13,240 common shares, 4,000 common shares held in Ms. Martin’s IRA rollover account, and options to purchase 20,000 common shares that are currently exercisable.

(10)	Includes 37,444 common shares. Does not include the approximate 7,712 common shares that have been credited to Mr. McIntyre’s deferral account pursuant to Gables’ deferred compensation program for non-employee trustees.

(11)	Includes 4,750 common shares and options to purchase 7,500 common shares that are currently exercisable. Does not include the approximate 5,750 common shares that have been credited to Dr. Miles’ deferral account pursuant to Gables’ deferred compensation program for non-employee trustees.

(12)	Includes 1,750 common shares and options to purchase 7,500 common shares that are currently exercisable.

(13)	Mr. Stroup is a nominee for election as a trustee at the 2004 annual meeting of shareholders.

(14)	The indicated ownership is based solely on a Schedule 13G filed with the SEC on February 17, 2004. The Schedule 13G indicates that this entity has sole voting power with respect to 3,942,100 and has sole dispositive power with respect to all of the shares reported.

(15)	The indicated ownership is based solely on a Schedule 13G filed with the SEC on February 27, 2004. The Schedule 13G indicates that this entity has sole voting power with respect to 1,458,060 of the shares reported, has sole dispositive power with respect to 1,920,195 of the shares reported and has shared dispositive power with respect to 12,200 of the shares reported.

Section 16(a)    Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Gables’ executive officers and trustees, and persons who own more than 10% of a registered class of Gables’ equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, trustees and greater than 10% beneficial owners are required by SEC regulations to furnish Gables with copies of all Section 16(a) forms they file. To Gables’ knowledge, based solely on review of the copies of such reports furnished to Gables and written representations that no other reports were required during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to Gables’ executive officers, trustees and greater than 10% beneficial owners were satisfied, except that Mr. Gregory Iglehart, a former executive officer of Gables, inadvertently failed to file a Form 4 Statement of Changes in Beneficial Ownership of Securities, relating to the sale of 6,300 common shares, on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Business Relationships and Transactions with Management

From time to time, Gables associates travel on an airplane operated by a limited liability company (“LLC”) which is 100% owned by Mr. Wheeler. During 2003, Gables paid fees of approximately $117,900 to the LLC in connection with business travel by Mr. Wheeler and other Gables associates. The fees paid are equal to (i) 100% of the fare for flights that Mr. Wheeler would have been eligible for in accordance with Gables’ travel policy for executive officers and (ii) 50% of a full coach fare for any other passengers traveling with him for business. The Audit Committee has reviewed this arrangement and determined that the fees paid to the LLC are reasonable.

Mr. McIntyre is renting an apartment home in Atlanta from Gables for use as his primary residence. During 2003, Mr. McIntyre paid rent for the apartment home and related storage space to Gables of approximately $60,700. The rent charged Mr. McIntyre is based on an arm’s-length negotiation that transpired upon the execution of the related lease. The Audit Committee has reviewed this arrangement and determined that the rent paid to Gables is reasonable.

No executive officers are indebted to Gables as a result of Company loans.

PROPOSAL 2:  APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN

Introduction

Our Board of Trustees has adopted the 2004 Equity Incentive Plan for officers, employees, independent trustees and other key persons of Gables and its subsidiaries, subject to the approval of the 2004 Equity Incentive Plan by our shareholders.

The 2004 Equity Incentive Plan is administered by the Compensation Committee of our Board of Trustees. The Compensation Committee, in its discretion, may grant share-based awards (including Incentive Share Options, Non-Qualified Share Options, Share Appreciation Rights, Deferred Share Awards, Restricted Share Awards, Unrestricted Share Awards, Dividend Equivalent Rights and Other Share-Based Awards) to officers, employees, trustees and other key persons under the Plan.

Subject to adjustment for share splits, share dividends and similar events, the total number of shares that can be issued under the 2004 Equity Incentive Plan is 1,250,000 common shares of beneficial interest. Based solely upon the closing price of our common shares as reported on the NYSE on March 19, 2004, the maximum aggregate market value of the securities to be issued under the 2004 Equity Incentive Plan would be $45,000,000. The shares issued by Gables under the 2004 Equity Incentive Plan may be authorized but unissued shares, or shares reacquired by Gables. To the extent that awards under the 2004 Equity Incentive Plan or the 1994 Plan do not vest or otherwise revert to Gables, the common shares represented by such awards may be the subject of subsequent awards.

To satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), share options or share appreciation rights with respect to no more than 200,000 common shares (subject to adjustment for share splits and similar events) may be granted to any one individual during any one calendar year.

Vote Required

There are two different sets of voting requirements for the 2004 Equity Incentive Plan to be approved:

•	Under Maryland law, the affirmative vote of a majority of all the votes cast at the meeting is required to approve the 2004 Equity Incentive Plan. This means that, assuming a quorum is present, the number of “yes votes” cast at the meeting for the proposal must exceed the number of “no votes” cast at the meeting in order for this proposal to be approved. Votes may be cast FOR or AGAINST this proposal. Votes cast FOR the proposal will count as “yes votes” and votes cast AGAINST the proposal will count as “no votes.” Both “yes votes” and “no votes” are counted as votes cast. Neither abstentions nor broker non-votes are treated as votes cast under Maryland law and therefore they have no effect on the outcome.

•	Under the rules of the NYSE, two separate thresholds must be met in order for the 2004 Equity Incentive Plan to be approved: (1) the number of “yes votes” cast at the meeting for this proposal must be at least a majority of all votes cast (including both “no votes” and abstentions); and (2) the total number of votes cast with respect to this proposal (regardless of whether they are “yes votes,” “no votes” or abstentions) must represent more than 50% of all of the shares entitled to vote on the proposal. The NYSE treats “yes votes,” “no votes” and abstentions as votes cast, but does not treat “broker non-votes” as votes cast. Because the proposal to approve the 2004 Equity Incentive Plan is a non-routine matter under NYSE rules, brokerage firms, banks and other nominees who hold shares on behalf of their clients in “street name” are not permitted to vote the shares if the clients do not provide instructions (either vote FOR, or vote AGAINST or ABSTAIN) on this proposal. Accordingly, if a majority of the shares entitled to vote are recorded as “broker non-votes” on this proposal, the proposal will not be approved even if all of the shares voted are “yes votes.”

Recommendation

Our Board of Trustees believes that share-based awards can play an important role in the success of Gables by encouraging and enabling the officers and employees, independent trustees and other key persons of Gables and its subsidiaries upon whose judgment, initiative and efforts Gables largely depends for the successful conduct of its business to acquire a proprietary interest in Gables. Our Board of Trustees anticipates that providing such persons with a direct stake in Gables’ welfare will assure a closer alignment of the interests of participants in the 2004 Equity Incentive Plan with those of Gables shareholders, thereby stimulating their efforts on Gables’ behalf and strengthening their desire to remain with Gables. Under the 1994 Plan, there are only approximately 110,000 shares remaining available for grant as of March 19, 2004. In addition, we do not have the ability to make grants other than options and restricted and unrestricted share awards. In order to be competitive and to keep pace with changes in the market and our competitors, the Board of Trustees believes that Gables should have a more flexible equity plan. If the 2004 Equity Incentive Plan is approved by shareholders, awards will no longer be made under the 1994 Plan.

Our Board of Trustees believes that the proposed 2004 Equity Incentive Plan will help Gables to achieve its goals by keeping Gables’ incentive compensation program dynamic and competitive with those of other companies. Accordingly, the Board of Trustees believes that the 2004 Equity Incentive Plan is in the best interests of Gables and its shareholders and recommends that the shareholders approve the 2004 Equity Incentive Plan.

The Board of Trustees unanimously recommends that the 2004 Equity Incentive Plan be approved, and therefore recommends a vote FOR this proposal.

Summary of the 2004 Equity Incentive Plan

The following description of certain features of the 2004 Equity Incentive Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2004 Equity Incentive Plan that is attached to this proxy statement as Appendix B.

2004 Equity Incentive Plan Administration.    The 2004 Equity Incentive Plan provides for administration by a committee of not fewer than two independent trustees (the “Administrator”), as appointed by the Board of Trustees from time to time. The Compensation Committee of the Board of Trustees will be the Administrator. The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2004 Equity Incentive Plan. The Administrator may permit common shares, and other amounts payable pursuant to an award, to be deferred. In such instances, the Administrator may permit interest, dividend or deemed dividends to be credited to the amount of deferrals. In addition, the Administrator may not reprice outstanding options without prior shareholder approval, other than to appropriately reflect changes in the capital structure of Gables.

Eligibility and Limitations on Grants.    All full-time and part-time officers, employees, independent trustees and other key persons of Gables and its subsidiaries are eligible to participate in the 2004 Equity Incentive Plan, subject to the discretion of the Administrator. The number of individuals potentially eligible to participate in the 2004 Equity Incentive Plan is currently approximately 1,400 persons.

The maximum award of Share Options or Share Appreciation Rights granted to any one individual will not exceed 200,000 common shares (subject to adjustment for share splits and similar events) for any calendar year period.

No grants of Non-Qualified Share Options and other Awards may be made after the tenth anniversary of the effective date of the plan and no grants of Incentive Share Options may be made after the tenth anniversary of the March 4, 2004 approval of the Plan by the Board of Trustees.

Share Options.    Options granted under the 2004 Equity Incentive Plan may be either Incentive Share Options (“Incentive Options”) (within the meaning of Section 422 of the Code) or Non-Qualified Share Options (“Non-Qualified Options”). Incentive Options may be granted only to employees of Gables or any subsidiary. Options granted under the 2004 Equity Incentive Plan will be Non-Qualified Options if they (i) fail to qualify as Incentive Options, (ii) are granted to a person not eligible to receive Incentive Options under the Code, or (iii) otherwise so provide. Non-Qualified Options may be granted to any eligible participant.

Other Option Terms.    The Administrator has authority to determine the terms of options granted under the 2004 Equity Incentive Plan. Generally, options are granted with an exercise price that is not less than the fair market value of the common shares on the date of the option grant. The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised and, subject to the provisions of the 2004 Equity Incentive Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Administrator. In general, unless otherwise permitted by the Administrator, no option granted under the 2004 Equity Incentive Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Options granted under the 2004 Equity Incentive Plan may be exercised for cash or, if permitted by the Administrator, by transfer to Gables (either actually or by attestation) of common shares that are not then subject to restrictions under any Gables share plan, and that have been held by the optionee for at least six months or were purchased on the open market, and that have a fair market value equivalent to the option exercise price of the shares being purchased, or, subject to applicable law, by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to Gables.

To qualify as Incentive Options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large shareholders.

Share Appreciation Rights.    The Administrator may award a Share Appreciation Right either as a freestanding award or in tandem with a Share Option. Upon exercise of the Share Appreciation Right, the holder will be entitled to receive an amount equal to the excess of the fair market value on the date of exercise of one common share over the exercise price per share specified in the related Share Option (or, in the case of a freestanding Share Appreciation Right, the price per share specified in such right) times the number of common shares with respect to which the Share Appreciation Right is exercised. This amount may be paid in cash, in common shares, or a combination thereof, as determined by the Administrator. The price per share of Share Appreciation Rights may not be less than 100% of the fair market value of the common shares on the date of grant.

Restricted Share Awards.    The Administrator may grant common shares (at a purchase price, if any, determined by the Administrator) to any participant subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment with Gables through a specified vesting period. The vesting period shall be determined by the Administrator. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her award of restricted shares. Recipients of restricted shares have the right to receive dividends and to vote the shares.

Unrestricted Share Awards.    The Administrator may also grant common shares (at a purchase price, if any determined by the Administrator) that are free from any restrictions under the 2004 Equity Incentive Plan. Unrestricted shares may be granted to any participant in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation due to such participant.

Deferred Share Awards.    The Administrator also may award phantom share units as deferred share awards to participants. The deferred share awards are ultimately payable in the form of common shares and may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with Gables through a specified vesting period. During the deferral period, subject to terms and conditions imposed by the Administrator, the deferred share awards may be credited with dividend equivalent rights (discussed below). Subject to the consent of the Administrator, a participant may make an advance election to receive a portion of his or her compensation, unrestricted share award or restricted share award otherwise due in the form of a deferred share award.

Dividend Equivalent Rights.    The Administrator may grant dividend equivalent rights that entitle the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of common shares. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalent rights credited under the 2004 Equity Incentive Plan may be paid currently or be deemed to be reinvested in additional common shares, that may thereafter accrue additional dividend equivalent rights at fair market value at the time of deemed reinvestment or on the terms then governing the reinvestment of dividends under our dividend reinvestment plan, if any. Dividend equivalent rights may be settled in cash, common shares or a combination thereof, in a single installment or installments, as specified in the award.

Other Share-Based Awards.    The Administrator may grant other awards (at a purchase price, if any, determined by the Administrator), either as a free-standing award or in tandem with another award, that are valued in whole or in part by reference to common shares. Such awards may include limited partnership interests in the Operating Partnership, convertible or exchangeable securities or equity interests, or awards valued by reference to book value, fair value or performance parameters relative to Gables or its subsidiaries. Other Share-Based Awards may be subject to such conditions and restrictions as the Administrator may determine, including continued employment or service, computation of financial metrics and/or achievement of pre-established performance goals and objectives. If the applicable conditions and/or restrictions are not attained, the participant will forfeit his or her right to the underlying common shares. Unless otherwise permitted by the Administrator, Other Share-Based Awards may not be sold, transferred, pledged, hypothecated or assigned other than by will or by the laws of descent and distribution.

Tax Withholding.    Participants under the 2004 Equity Incentive Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Administrator, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing us to withhold common shares to be issued pursuant to an option exercise or other award, or by transferring to Gables common shares having a value equal to the amount of such taxes.

Change of Control Provisions.    The 2004 Equity Incentive Plan provides that in the event of a “change of control” as defined in the 2004 Equity Incentive Plan, except as otherwise provided in any award agreement, all outstanding Share Options and Share Appreciation Rights will automatically become fully exercisable, and all conditions and restrictions on all outstanding Restricted Share Awards, Deferred Share Awards and Other Share-Based Awards will be removed.

Adjustments for Share Dividends, Mergers, etc.    The 2004 Equity Incentive Plan authorizes the Administrator to make appropriate adjustments to the number of common shares that are subject to the 2004 Equity Incentive Plan and to any outstanding Share Options to reflect share dividends, share splits and similar events. In the event of certain transactions, such as a merger, consolidation, dissolution or liquidation of Gables, all Share Options and Share Appreciation Rights will automatically become fully exercisable and the restrictions and conditions on all other awards will automatically be deemed waived. In addition, the 2004 Equity Incentive Plan and all awards will terminate unless the parties to the transaction, in their discretion, provide for appropriate substitutions or adjustments of outstanding Share Options or other awards.

Amendments and Termination.    The Board of Trustees may at any time amend or discontinue the 2004 Equity Incentive Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect the rights under any outstanding awards without the holder’s consent. Any amendments that materially change the terms of the 2004 Equity Incentive Plan, including any amendments that increase the number of shares reserved for issuance under the 2004 Equity Incentive Plan, expand the type of Awards available, materially expand the eligibility to participate or materially extend the term of the 2004 Equity Incentive Plan, or materially change the method of determining fair market value, will be subject to approval by our shareholders. To the extent required by the Code to ensure that options granted under the 2004 Equity Incentive Plan qualify as Incentive Options, 2004 Equity Incentive Plan amendments shall be subject to approval by our shareholders.

Unit-based Incentive Program

The Board of Trustees has authorized the Compensation Committee to evaluate a new equity-based incentive program to be established under the 2004 Equity Incentive Plan to work in tandem with our current common share award incentive program. The new program, which we refer to as the “unit-based incentive program” or “UBIP,” would offer participants the same long-term incentive as awards of common shares, while allowing them to enjoy a more favorable income tax treatment. The UBIP would allow the Administrator to award partnership interests in the Operating Partnership (“UBIP units”) as “Other Stock-Based Awards” coupled with “Dividend Equivalent Rights.” Each UBIP unit would be deemed equivalent to one common share under the 2004 Equity Incentive Plan, thereby reducing availability for other equity awards on a one-for-one basis. UBIP units, whether vested or not, would receive the same per unit distributions as common units of the Operating Partnership, which equal dividends payable on common shares. Initially, UBIP units would not have full parity with common units with respect to liquidating distributions. Upon the occurrence of specified events, UBIP units would over time achieve full parity with common units of the Operating Partnership for all purposes, and therefore accrete to an economic value for participants equivalent to common shares on a one-for-one basis. If such parity is reached, vested UBIP units could thereafter be converted into an equal number of common units at any time. However, there would be circumstances under which such parity would not be reached. Until and unless such parity is reached, the value that a participant would realize for a given number of vested UBIP units would be less than the value of an equal number of common shares. Based on these considerations, if the Administrator proceeds with implementation of the UBIP, it is currently anticipated that participants will be given the ability to elect between common shares and UBIP units on a one-for-one basis for their equity-based incentive compensation awards. This election may also be made available to eligible participants with respect to their 2004 awards in the form of a one-time offer to tender back to us their unvested restricted shares in exchange for a grant of an equal number of UBIP units.

The UBIP would address a key disadvantage of restricted shares, namely that participants are generally taxed on the full market value of a grant at the time of vesting, even if they want to hold the shares after they vest. As a result, in a typical restricted share program, participants are required to use after-tax income (often a large portion of their cash bonus) every year to pay taxes on awards from prior years to continue to hold their vested stake in Gables. Conversely, under the UBIP, participants would generally be taxed only when they choose to liquidate their UBIP units, not when vesting occurs. Therefore, under the UBIP, due to the combined effect of deferral of taxation and a lower applicable tax rate upon sale, participants would have an economic incentive to hold their equity awards past the time of vesting and for the long term, which should promote equity ownership in Gables by management, and further align their interests with those of our shareholders.

New 2004 Equity Incentive Plan Benefits

No grants have been made with respect to the additional common shares to be reserved for issuance under the 2004 Equity Incentive Plan. The number of common shares that may be granted to executive officers and all employees including non-executive officers is indeterminable at this time, as such grants are subject to the discretion of the Administrator. Each trustee who is not an executive officer would have received a grant of 500 unrestricted common shares during the fiscal year ended December 31, 2003 if the 2004 Equity Incentive Plan had been in effect.

Name and Position	Dollar Value ($)	Number of Shares
Chris D. Wheeler, President and Chief Executive Officer	—	0
Marvin R. Banks, Jr., Senior Vice President and Chief Financial Officer	—	0
Douglas G. Chesnut, Senior Vice President of Investments	—	0
David D. Fitch, Senior Vice President and Chief Investment Officer	—	0
Michael M. Hefley, Senior Vice President and Chief Operating Officer	—	0
Non-executive trustees	$74,225	2,500
Non-executive officer employee group	—	0

Equity Compensation Plan Information

The following table gives information about the common shares that may be issued upon the exercise of options or grant of other equity awards under the 1994 Plan as of December 31, 2003. The table does not include any shares for which shareholder approval is being sought at the annual meeting.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	609,680 (2)	$25.73 (3)	179,934	(4)(5)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	609,680	$25.73	179,934

(1)	Includes information related to our 1994 Plan.

(2)	Does not include restricted shares as they have been reflected in our total common shares outstanding.

(3)	Does not include outstanding deferred share awards granted to members of the Board of Trustees as there is no associated exercise price.

(4)	Certain securities may be issued in the form of unrestricted or restricted shares.

(5)	The 1994 Plan incorporates an evergreen formula pursuant to which the aggregate number of common shares reserved for issuance under the 1994 Plan will increase. At any time, the maximum number of common shares issued or available for issuance under the 1994 Plan will be equal to the sum of (i) 2,952,895 and (ii) 9% of the positive difference, if any, of (A) the sum of (x) the total number of common shares outstanding at such time (determined without considering as outstanding any common shares that are the subject of any unexercised options under the 1994 Plan or any other option plan of Gables or any common shares owned by Gables or any of its subsidiaries) and (y) the total number of common shares issuable upon the exchange of units of the Operating Partnership that are outstanding at such time (other than units owned by Gables or any of its subsidiaries) over (B) 32,809,949. The application of the evergreen formula as of March 19, 2004, would result in a 28,241 increase in the maximum number of common shares remaining available for future issuance under the 1994 Plan as of December 31, 2003. After taking into account common share awards in January 2004 and other related activity, there are approximately 110,000 shares remaining available for future issuance under the 1994 Plan as of March 19, 2004. If the 2004 Equity Incentive Plan is approved, awards will no longer be made under the 1994 Plan.

Tax Aspects under the U.S. Internal Revenue Code

The following is a summary of the principal federal income tax consequences of transactions under the 2004 Equity Incentive Plan. It does not describe all federal tax consequences under the 2004 Equity Incentive Plan, nor does it describe state or local tax consequences.

Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an Incentive Option. If common shares issued to an optionee pursuant to the exercise of an Incentive Option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) there will be no deduction for Gables for federal income tax purposes. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. Under current law, an optionee will not have any additional FICA (Social Security) taxes upon exercise of an Incentive Option.

If common shares acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the common shares at exercise (or, if less, the amount realized on a sale of such common shares) over the option price thereof, and (ii) Gables will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the Incentive Option is paid by tendering common shares.

If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.    With respect to Non-Qualified Options under the 2004 Equity Incentive Plan, no income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the common shares on the date of exercise, and Gables receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the common shares have been held. Special rules will apply where all or a portion of the exercise price of the Non-Qualified Option is paid by tendering common shares. Upon exercise, the optionee will also be subject to FICA taxes on the excess of the fair market value over the exercise price of the option.

Parachute Payments.    The vesting of any portion of any option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to Gables, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Gables’ Deductions.    As a result of Section 162(m) of the Code, Gables’ deduction for certain awards under the 2004 Equity Incentive Plan may be limited to the extent that a Covered Employee (as defined in Section 162(m) of the Code) receives compensation in excess of $1,000,000 in such taxable year of Gables (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

OTHER MATTERS

Independent Auditors

The accounting firm of Deloitte & Touche LLP (“Deloitte & Touche”) has served as Gables’ independent auditor since the fiscal year 2002. A representative of Deloitte & Touche will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

The accounting firm of Arthur Andersen LLP (“Arthur Andersen”) served as Gables’ independent auditor for the fiscal year 2001 and 2000. On May 28, 2002, Gables dismissed Arthur Andersen as its independent auditor and engaged Deloitte & Touche to serve as its new independent auditor commencing with the fiscal year ending December 31, 2002. The decision to change auditors was recommended by the Audit Committee and unanimously approved by the Board of Trustees.

The reports of Arthur Andersen on Gables’ consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through May 28, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during the fiscal years ended December 31, 2001 and 2000, or the subsequent interim period through May 28, 2002. Arthur Andersen was provided with a copy of this disclosure and furnished a letter addressed to the SEC stating their agreement with the above statements. A copy of Arthur Andersen’s letter to the SEC is filed as Exhibit 16.1 to Gables’ Form 8-K filed on May 30, 2002.

In 2002, Gables engaged Deloitte & Touche to audit its financial statements for the year ended December 31, 2002 and to re-audit its financial statements for the years ended December 31, 2001 and 2000. The re-audit of the financial statements for the years ended December 31, 2001 and 2000 was required as a result of the January 1, 2002 implementation of SFAS No. 144 and the resulting reclassification of historical results to discontinued operations that were previously included in continuing operations. As a result of these audits, Deloitte & Touche issued an unqualified opinion on Gables’ financial statements for each of the three years in the period ended December 31, 2002 included in the related Form 10-K filed with the SEC in March 2003.

During Gables’ fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through May 28, 2002, Gables did not consult with Deloitte & Touche regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Gables’ financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Gables incurred the following fees for professional services rendered by its independent auditor, Deloitte & Touche, for the fiscal years ended December 31, 2003 and 2002:

	2003	2002
Audit fees (a)	$343,400	$474,200
Audit-related fees (b)	121,000	110,540
Total audit and audit-related fees	464,400	548,740

Tax fees (c)	192,325	192,000
All other fees (d), (e)	34,500	31,866
Total fees	$691,225	$808,606

(a) Detail of audit fees:
Annual audits and quarterly reviews	$224,000	$194,000
Re-audit of 2001 and 2000 financial statements (f)	0	250,000
Comfort letters, consents, and other services related to SEC filings and related matters	119,400	30,200
Total audit fees	$343,400	$474,200

(b) Detail of audit-related fees:
Unconsolidated joint venture annual audits (g)	$79,875	$95,000
Employee benefit plan audits	16,000	15,540
Subsidiary stand-alone audits	13,125	0
Sarbanes-Oxley Act, Section 404 advisory services	12,000	0
Total audit-related fees	$121,000	$110,540

(c) Detail of tax fees:
Tax compliance services	$128,800	$118,000
Tax advisory services (e)	41,275	71,000
Unconsolidated joint venture tax compliance services (g)	22,250	3,000
Total tax fees	$192,325	$192,000

(d) Represents fees for real estate tax consulting services.

(e) Percentage of tax advisory services fees and all other fees:
Tax advisory services fees and all other fees	$75,775	$102,866
Audit and audit-related fees and tax compliance services fees	615,450	705,740
Percentage	12.3%	14.6%

(f)	Gables was required to have its financial statements for the years ended December 31, 2001 and 2000 re-audited as a result of the January 1, 2002 implementation of SFAS No. 144 and the resulting reclassification of historical results to discontinued operations that were previously included in continuing operations. Such financial statements were originally audited by Arthur Andersen.

(g)	Such fees are paid by the unconsolidated joint ventures.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Gables’ management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Under its charter, the Audit Committee must pre-approve all audit and non-audit services to be provided by our independent auditor unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. Each year, the Audit Committee approves the retention of the independent auditor to audit our financial statements, including the associated fee. At this time, the Audit Committee evaluates other known potential engagements of the independent auditor, including the scope of audit-related services, tax services and other services proposed to be performed and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. At each subsequent committee meeting, the Audit Committee receives updates on the services actually provided by the independent auditor and the fees associated therewith, and management may present additional services for approval at that time. The Audit Committee has delegated to any one of the three committee members the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between committee meetings. If an Audit Committee member so approves any such engagements, he or she will report that approval to the full committee at the next committee meeting.

Since the May 6, 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client unless the services it provides to the client are appropriately approved, each new engagement of Deloitte & Touche was approved in advance by the Audit Committee.

Expenses of Solicitation

The cost of solicitation of proxies will be borne by Gables. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more employees of Gables. Gables may also reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of Gables’ common shares. In addition, MacKenzie Partners, Inc. has been engaged by Gables to act as proxy solicitors and will receive a fee of $7,500 plus expenses.

Shareholder Proposals

Any shareholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at Gables’ 2005 annual meeting of shareholders must be received in writing at Gables’ principal executive offices on or before December 7, 2004 to be eligible for inclusion in the proxy statement and form of proxy to be distributed by the Board of Trustees in connection with such meeting. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in our proxy statement and form of proxy.

Any shareholder proposals intended to be presented at Gables’ 2005 annual meeting, other than a shareholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at Gables’ principal executive offices no later than March 5, 2005 nor prior to November 21, 2004, together with all supporting documentation required by Gables’ bylaws, and such shareholder or his, her or its representative must be present at the 2005 annual meeting of shareholders. Proxies solicited by the Board of Trustees will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

APPENDIX A

GABLES RESIDENTIAL TRUST

AUDIT COMMITTEE CHARTER

I.	General Statement of Purpose

The purposes of the Audit Committee of the Board of Trustees (the “Audit Committee”) of Gables Residential Trust (the “Company”) are to:

•	assist the Board of Trustees (the “Board”) in its oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the qualifications, independence and performance of the Company’s independent auditors, and (4) the performance of the Company’s internal audit function; and

•	prepare the Audit Committee Report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

II.	Composition

The Audit Committee shall consist of at least three (3) members of the Board, each of whom shall satisfy the independence requirements established by the New York Stock Exchange Listed Company Manual for listing on the exchange. Each member of the Audit Committee shall have a working familiarity with basic finance and accounting practice, such as to be “financially literate” (or shall become “financially literate” within a reasonable period of time after his or her appointment to the Audit Committee), as such qualification is interpreted by the Board in its business judgment. One or more members of the Audit Committee may qualify as an “audit committee financial expert” under the rules promulgated by the SEC. At least one member of the Audit Committee shall have sufficient accounting or related financial management expertise, as such qualification is interpreted by the Board in its business judgment.

The Nominating and Corporate Governance Committee shall recommend to the Board nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. The members of the Audit Committee shall be appointed annually by the Board and may be replaced or removed by the Board with or without cause. Resignation or removal of a Trustee from the Board, for whatever reason, shall automatically and without any further action constitute resignation or removal, as applicable, from the Audit Committee. Any vacancy on the Audit Committee, occurring for whatever reason, may be filled only by the Board. The Board shall designate one member of the Audit Committee to be Chairman of the committee.

No member of the Audit Committee may simultaneously serve on the audit committee of more than three (3) issuers having securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee.

III.	Compensation

A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee established by the Board, receive directly or indirectly any consulting, advisory or other compensatory fee from the Company. A member of the Audit Committee may receive additional trustees’ fees to compensate such member for the significant time and effort expended by such member to fulfill his or her duties as an Audit Committee member.

IV.	Meetings

The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly. A majority of the members of the Audit Committee shall constitute a quorum for purposes of holding a meeting and the Audit Committee may act by a vote of a majority of the members present at such meeting. In lieu of a meeting, the Audit Committee may act by unanimous written consent. The Chairman of the Audit Committee, in consultation with the other committee members and management, may determine the frequency and length of the committee meetings and may set meeting agendas consistent with this Charter.

Periodically, the Audit Committee shall also meet separately with management, with internal auditors (or other personnel responsible for the internal audit function) and with the independent auditors.

V.	Responsibilities and Authority

A.	Review of Charter

•	The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any amendments or modifications to the Charter that the Audit Committee deems appropriate.

B.	Annual Performance Evaluation of the Audit Committee

•	At least annually, the Audit Committee shall evaluate its own performance and report the results of such evaluation to the Board.

C.	Matters Relating to Selection, Performance and Independence of Independent Auditor

•	The Audit Committee shall be directly responsible for the appointment, retention and termination, and for determining the compensation, of the Company’s independent auditor engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Audit Committee may consult with management in fulfilling these duties, but may not delegate these responsibilities to management.

•	The Audit Committee shall be directly responsible for oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.

•	The Audit Committee shall instruct the independent auditor that the independent auditor shall report directly to the Audit Committee.

•	The Audit Committee shall pre-approve all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to the Company by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

•	The Audit Committee shall review and approve the scope and staffing of the independent auditor’s annual audit plan(s).

•	The Audit Committee shall request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, as modified or supplemented, require that the independent auditor submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Company, discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and based on such disclosures, statement and discussion take or recommend that the Board take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

•	The Audit Committee shall evaluate the independent auditor’s qualifications, performance and independence, and shall present its conclusions with respect to the independent auditor to the full Board. As part of such evaluation, at least annually, the Audit Committee shall:

•	obtain and review a report or reports from the independent auditor describing (1) the auditor’s internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review or peer review of the auditors or by any inquiry or investigation by government or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditors, and any steps taken to address any such issues, and (3) in order to assess the auditor’s independence, all relationships between the independent auditor and the Company;

•	review and evaluate the performance of the independent auditor and the lead partner; and

•	assure the regular rotation of the audit partners (including, without limitation, the lead and concurring partners) as required under the Exchange Act and Regulation S-X.

In this regard, the Audit Committee shall also (1) seek the opinion of management and the internal auditors of the independent auditor’s performance and (2) consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm.

•	The Audit Committee shall set clear policies with respect to the potential hiring of current or former employees of the independent auditor.

D.	Audited Financial Statements and Annual Audit

•	The Audit Committee shall review the overall audit plan (both internal and external) with the independent auditor and the members of management who are responsible for preparing the Company’s financial statements, including the Company’s Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to herein collectively as the “Senior Accounting Executive”).

•	The Audit Committee shall review and discuss with management (including the Company’s Senior Accounting Executive) and with the independent auditor the Company’s annual audited financial statements, including (a) all critical accounting policies and practices used or to be used by the Company, (b) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” prior to the filing of the Company’s Annual Report on Form 10-K, and (c) any significant financial reporting issues that have arisen in connection with the preparation of such audited financial statements.

•	The Audit Committee shall review:

(i)	any analyses prepared by management, the internal auditors and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements. The Audit Committee may consider the ramifications of the use of such alternative disclosures and treatments on the financial statements, and the treatment preferred by the independent auditor. The Audit Committee may also consider other material written communications between the registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;

(ii)	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

(iii)	major issues regarding accounting principles and procedures and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and

(iv)	the effects of regulatory and accounting initiatives, as well as off-balance sheet transactions and structures, on the financial statements of the Company.

•	The Audit Committee shall review and discuss with the independent auditor (outside of the presence of management) how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995, and request assurance from the auditor that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

•	The Audit Committee shall review and discuss with the independent auditor any audit problems or difficulties and management’s response thereto. This review shall include (1) any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information, (2) any significant disagreements with management and (3) a discussion of the responsibilities, budget and staffing of the Company’s internal audit function. This review may also include:

(i)	any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise);

(ii)	any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues presented by the engagement; and

(iii)	any management or internal control letter issued, or proposed to be issued, by the auditors.

•	The Audit Committee shall discuss with the independent auditors those matters brought to the attention of the Audit Committee by the auditors pursuant to Statement on Auditing Standards No. 61, as amended (“SAS 61”).

•	The Audit Committee shall also review and discuss with the independent auditors the report required to be delivered by such auditors pursuant to Section 10A(k) of the Exchange Act.

•	If brought to the attention of the Audit Committee, the Audit Committee shall discuss with the CEO and CFO of the Company (1) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, within the time periods specified in the SEC’s rules and forms, and (2) any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

•	Based on the Audit Committee’s review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor concerning the independent auditor’s independence, the Audit Committee shall make a recommendation to the Board as to whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the last fiscal year.

•	The Audit Committee shall prepare the Audit Committee report required by Item 306 of Regulation S-K of the Exchange Act (or any successor provision) to be included in the Company’s annual proxy statement.

E.	Internal Auditors

•	At least annually, the Audit Committee shall evaluate the performance, responsibilities, budget and staffing of the Company’s internal audit function and review the internal audit plan. Such evaluation may include a review of the responsibilities, budget and staffing of the Company’s internal audit function with the independent auditors.

•	In connection with the Audit Committee’s evaluation of the Company’s internal audit function, the Audit Committee may evaluate the performance of the senior officer or officers responsible for the internal audit function.

F.	Unaudited Quarterly Financial Statements

•	The Audit Committee shall discuss with management and the independent auditor, prior to the filing of the Company’s Quarterly Reports on Form 10-Q, (1) the Company’s quarterly financial statements and the Company’s related disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (2) such issues as may be brought to the Audit Committee’s attention by the independent auditor pursuant to Statement on Auditing Standards No. 100, and (3) any significant financial reporting issues that have arisen in connection with the preparation of such financial statements.

G.	Earnings Press Releases

•	The Audit Committee shall discuss the Company’s earnings press releases, as well as publicly disclosed financial information and earnings guidance provided externally to analysts or investors, including, in general, the types of information to be disclosed and the types of presentation to be made (paying particular attention to the use of “pro forma” or “adjusted” non-GAAP information).

H.	Risk Assessment and Management

•	The Audit Committee shall discuss the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by management.

•	In connection with the Audit Committee’s discussion of the Company’s risk assessment and management guidelines, the Audit Committee may discuss or consider the Company’s major financial risk exposures and the steps that the Company’s management has taken to monitor and control such exposures.

I.	Procedures for Addressing Complaints and Concerns

•	The Audit Committee shall establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Audit Committee may review and reassess the adequacy of these procedures periodically and adopt any changes to such procedures that the Audit Committee deems necessary or appropriate.

J.	Regular Reports to the Board

•	The Audit Committee shall regularly report to and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors, the performance of the internal audit function and any other matters that the Audit Committee deems appropriate or is requested to review for the benefit of the Board.

K.	Legal, Regulatory and Ethical Compliance

•	The Audit Committee shall discuss with management, the independent auditor and outside counsel the legal and regulatory requirements applicable to the Company and its subsidiaries and the Company’s compliance with such requirements. After these discussions, the Audit Committee may, if it determines it to be appropriate, make recommendations to the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

•	The Audit Committee shall review and approve all transactions between the Company or any of its subsidiaries, on the one hand, and affiliates of the Company, as such term is defined for purposes of the federal securities laws,

•	The Audit Committee will establish, review and update periodically a code of business conduct and ethics and review regularly with management the systems in place to enforce compliance with such code. At least annually the Audit Committee shall discuss with management the Company’s record of compliance with such code.

•	The Audit Committee shall discuss with management and, where applicable, counsel, legal matters (including pending or threatened litigation) that may have a material effect on the Company’s financial statements or its compliance policies and procedures.

•	The Audit Committee shall inquire of management and the independent auditor as to whether, in the preparation or review of the audited financial statements and the quarterly financial statements, management or the independent auditor have any significant concerns regarding the Company’s qualification as a real estate investment trust, or REIT, under the applicable provisions of the federal tax laws.

VI.	Additional Authority

The Audit Committee is authorized, on behalf of the Board, to do any of the following:

A.	Engagement of Advisors

•	The Audit Committee may engage independent counsel and such other advisors it deems necessary to carry out its responsibilities and powers, and, if such counsel or other advisors are engaged, shall determine the compensation or fees payable to such counsel or other advisors.

B.	General

•	The Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members as the Audit Committee deems appropriate to carry out its responsibilities and exercise its powers, except to the extent prohibited under NYSE Section 303A(7).

•	The Audit Committee may perform such other oversight functions outside of its stated purpose as may be requested by the Board from time to time.

•	In performing its oversight function, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management, the independent auditor and such experts, advisors and professionals as may be consulted with by the Audit Committee.

•	The Audit Committee is authorized to request that any officer or employee of the Company, the Company’s outside legal counsel, the Company’s independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company’s financial statements or determining whether the Company’s financial statements are complete, accurate and in accordance with GAAP. Such responsibilities are the duty of management and, to the extent of the independent auditor’s audit responsibilities, the independent auditor. In addition, it is not the duty of the Audit Committee to conduct investigations or to ensure compliance with laws and regulations or the Company’s policies and procedures.

ADOPTED: March 4, 2004

APPENDIX B

GABLES RESIDENTIAL TRUST

2004 EQUITY INCENTIVE PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Gables Residential Trust 2004 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees and Independent Trustees of Gables Residential Trust (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Share Options, Non-Qualified Share Options, Share Appreciation Rights, Deferred Share Awards, Restricted Share Awards, Unrestricted Share Awards, Dividend Equivalent Rights and Other Share-Based Awards.

“Board” means the Board of Trustees of the Company.

“Change of Control” is defined in Section 16.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Committee of the Board referred to in Section 2.

“Deferred Share Award” means Awards granted pursuant to Section 8.

“Dividend Equivalent Right” means Awards granted pursuant to Section 10.

“Effective Date” means the date on which the Plan is approved by shareholders as set forth in Section 18.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” on any given date means the last reported sale price at which the Shares are traded on such date, or, if no Shares are traded on such date, the most recent date on which the Shares were traded, as reported on the New York Stock Exchange or, if applicable, any other national stock exchange on which the Shares are traded.

“Incentive Share Option” means any Share Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Independent Trustee” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Share Option” means any Share Option that is not an Incentive Share Option.

“Option” or “Share Option” means any option to purchase Shares granted pursuant to Section 5.

“Other Share-Based Award” means any Award granted pursuant to Section 11.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Share Award or Deferred Share Award.

“Restricted Share Award” means Awards granted pursuant to Section 7.

“Share” or “Shares” means one or more, respectively, of the Common Shares of beneficial interest, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Share Appreciation Right” means any Award granted pursuant to Section 6.

“Subsidiary” means Gables Realty Limited Partnership, Gables Residential Services, Inc., Gables Construction, Inc., and GBP Services, Inc., and any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns shares or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of shares or other interests in one of the other corporations or entities in the chain.

“Unit” or “Units” means a unit or units of limited partnership interest in Gables Realty Limited Partnership, a Delaware limited partnership and the entity through which the Company principally conducts its business.

“Unrestricted Share Award” means any Award granted pursuant to Section 9.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)    Committee.    The Plan shall be administered by either the Board or a committee of not less than two Independent Trustees (in either case, the “Administrator”).

(b)    Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)    to select the individuals to whom Awards may from time to time be granted;

(ii)    to determine the time or times of grant, and the extent, if any, of Incentive Share Options, Non-Qualified Share Options, Share Appreciation Rights, Restricted Share Awards, Deferred Share Awards, Unrestricted Share Awards, Dividend Equivalent Rights and Other Share-Based Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii)    to determine the number of Shares to be covered by any Award;

(iv)    to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v)    to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)    subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Share Options may be exercised;

(vii)    to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Shares and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

(viii)    at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)    Delegation of Authority to Grant Awards.    The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Share Option or Share Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)    Indemnification.    Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any trustees’ and officers’ liability insurance coverage which may be in effect from time to time.

SECTION 3.	SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)    Shares Issuable.    The maximum number of Shares reserved and available for issuance under the Plan shall be 1,250,000 Shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the Shares underlying any Awards (including any awards granted pursuant to the Gables Residential Trust Fourth Amended and Restated 1994 Share Option and Incentive Plan) which are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Shares or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan. Subject to such overall limitation, Shares may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Share Options or Share Appreciation Rights with respect to no more than 200,000 Shares may be granted to any one individual grantee during any one calendar year period. The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company.

(b)    Changes in Shares.    Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, share dividend, share split, reverse share split or other similar change in the Company’s Shares, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Share Options or Share Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Share Award, and (v) the price for each Share subject to any then outstanding Share Options and Share Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Share Options and Share Appreciation Rights) as to which such Share Options and Share Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional Shares.

The Administrator may also adjust the number of Shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of Shares or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Share Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(c)    Mergers and Other Transactions.    In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding Shares are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Shares of the Company to an unrelated person or entity (in each case, a “Sale Event”), all Options and Share Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per Share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Share Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Share Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Shares of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Share Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per Share pursuant to the Sale Event (the “Sale Price”) times the number of Shares subject to outstanding Options and Share Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Share Appreciation Rights.

(d)    Substitute Awards.    The Administrator may grant Awards under the Plan in substitution for Share and Share-based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or Share of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.	ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Independent Trustees and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.	SHARE OPTIONS

Any Share Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Share Options granted under the Plan may be either Incentive Share Options or Non-Qualified Share Options. Incentive Share Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Share Option, it shall be deemed a Non-Qualified Share Option.

(a)    Share Options.    Share Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Share Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(i)    Exercise Price.    The exercise price per share for the Shares covered by a Share Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of shares of the Company or any parent or subsidiary corporation and an Incentive Share Option is granted to such employee, the option price of such Incentive Share Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii)    Option Term.    The term of each Share Option shall be fixed by the Administrator, but no Share Option shall be exercisable more than 10 years after the date the Share Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of Shares of the Company or any parent or subsidiary corporation and an Incentive Share Option is granted to such employee, the term of such Incentive Share Option shall be no more than five years from the date of grant.

(iii)    Exercisability; Rights of a Shareholder.    Share Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Share Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Share Option and not as to unexercised Share Options.

(iv)    Method of Exercise.    Share Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(A)    In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B)    Through the delivery (or attestation to the ownership) of Shares that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(C)    By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The delivery of certificates representing the Shares to be purchased pursuant to the exercise of a Share Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Share Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned Shares through the attestation method, the number of Shares transferred to the optionee upon the exercise of the Share Option shall be net of the number of shares attested to.

(v)    Annual Limit on Incentive Share Options.    To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Share Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Share Option exceeds this limit, it shall constitute a Non-Qualified Share Option.

(b)    Non-transferability of Options.    No Share Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Share Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Share Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

SECTION 6.	SHARE APPRECIATION RIGHTS

(a)    Nature of Share Appreciation Rights.    A Share Appreciation Right is an Award entitling the recipient to receive an amount in cash or Shares or a combination thereof having a value equal to the excess of the Fair Market Value of the Share on the date of exercise over the exercise price of the Share Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Share on the date of grant (or more than the option exercise price per share, if the Share Appreciation Right was granted in tandem with a Share Option) multiplied by the number of Shares with respect to which the Share Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment.

(b)    Grant and Exercise of Share Appreciation Rights.    Share Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Share Option granted pursuant to Section 5 of the Plan. In the case of a Share Appreciation Right granted in tandem with a Non-Qualified Share Option, such Share Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Share Appreciation Right granted in tandem with an Incentive Share Option, such Share Appreciation Right may be granted only at the time of the grant of the Option.

A Share Appreciation Right or applicable portion thereof granted in tandem with a Share Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(c)    Terms and Conditions of Share Appreciation Rights.    Share Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

(i)    Share Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Share Options shall be exercisable.

(ii)    Upon exercise of a Share Appreciation Right, the applicable portion of any related Option shall be surrendered.

(iii)    All Share Appreciation Rights shall be exercisable during the grantee’s lifetime only by the grantee or the grantee’s legal representative.

SECTION 7.	RESTRICTED SHARE AWARDS

(a)    Nature of Restricted Share Awards.    A Restricted Share Award is an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Shares”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Share Award is contingent on the grantee executing the Restricted Share Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b)    Rights as a Shareholder.    Upon execution of a written instrument setting forth the Restricted Share Award and payment of any applicable purchase price, a grantee shall have the rights of a Shareholder with respect to the dividend and voting rights of the Restricted Shares, subject to such conditions contained in the written instrument evidencing the Restricted Share Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)    Restrictions.    Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Share Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, if any, if a grantee’s employment (or other service relationship) with the

Company and its Subsidiaries terminates for any reason, any Restricted Share that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from, or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price, if any from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by grantee or rights of grantee as a shareholder. Following such deemed reacquisition of unvested Restricted Shares that are represented by physical certificates, grantee shall surrender such certificates to the Company upon request without consideration.

(d)    Vesting of Restricted Share Awards.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the Shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a grantee’s rights in any Restricted Share that has not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such Shares shall be subject to the provisions of Section 7(c) above.

SECTION 8.	DEFERRED SHARE AWARDS

(a)    Nature of Deferred Share Awards.    A Deferred Share Award is an Award of phantom Share units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Share Award is contingent on the grantee executing the Deferred Share Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Deferred Share Award, to the extent vested, shall be paid to the grantee in the form of Shares.

(b)    Election to Receive Deferred Share Awards in Lieu of Compensation.    The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Share Award otherwise due to such grantee in the form of a Deferred Share Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

(c)    Rights as a Shareholder.    During the deferral period, a grantee shall have no rights as a shareholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom Share units underlying his Deferred Share Award, subject to such terms and conditions as the Administrator may determine.

(d)    Restrictions.    A Deferred Share Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

(e)    Termination of Employment or Service.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Share Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.	UNRESTRICTED SHARE AWARDS

(a)    Grant or Sale of Unrestricted Shares.    The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Share Award to any grantee pursuant to which such grantee may receive Shares free of any restrictions (“Unrestricted Shares”) under the Plan. Unrestricted Share Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

(b)    Elections to Receive Unrestricted Shares in Lieu of Compensation.    Upon the request of an employee and with the consent of the Administrator, each employee may, pursuant to an irrevocable written election delivered to the Company no later than the date or dates specified by the Administrator, receive a portion of the cash compensation otherwise due to him in Unrestricted Shares (valued at Fair Market Value on the date or dates the cash compensation would otherwise be paid, or on the effective date of the election, if later).

(c)    Elections to Receive Unrestricted Shares in Lieu of Trustees’ Fees.    Each Independent Trustee may, pursuant to an irrevocable written election delivered to the Company, receive all or a portion of his cash trustee’s fees in Unrestricted Shares (valued at Fair Market Value on the date or dates the trustee’s fees would otherwise be paid, or on the effective date of the election, if later).

SECTION 10.	DIVIDEND EQUIVALENT RIGHTS

(a)    Dividend Equivalent Rights.    A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the Shares specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

(b)    Interest Equivalents.    Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c)    Termination of Employment or Service.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 11.    OTHER SHARE-BASED AWARDS

(a)    Nature of Other Awards.    Other forms of Awards (“Other Share-Based Awards”) that may be granted under the Plan include Awards that are valued in whole or in part by reference to, or are otherwise calculated by reference to or based on, Shares, including without limitation, (i) Units, (ii) convertible preferred shares, convertible debentures and other convertible or exchangeable securities or equity interests (including Units), (iii) membership interests in a Subsidiary or operating partnership and (iv) Awards valued by reference to book value, fair value or performance parameters relative to the Company or any Subsidiary or group of Subsidiaries. For purposes of calculating the number of Shares underlying an Other Share-Based Award relative to the total number of Shares reserved and available for issuance under Section 3(a), the Administrator shall establish in good faith the maximum number of Shares to which a grantee of such Other Share-Based Award may be entitled upon fulfillment of all applicable conditions set forth in the relevant Award documentation, including vesting, accretion factors, conversion ratios, exchange ratios and the like. If and when any such conditions are no longer capable of being met, in whole or in part, the number of Shares underlying such Other Share-Based Award shall be reduced accordingly by the Administrator and the related Shares shall be added back to the Shares available for issuance under the Plan. Other Share-Based Awards may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award agreement. The Administrator shall determine the recipients of, and the time or times at which, Other Share-Based Awards shall be made; the number of Shares or Units to be awarded; the price, if any, to be paid by the recipient for the acquisition of Other Share-Based Awards; and the restrictions and conditions applicable to Other Share-Based Awards. Conditions may be based on continuing employment (or other service relationship), computation of financial metrics and/or achievement of pre-established performance goals and objectives. The provisions of the grant of Other Share-Based Awards need not be the same with respect to each recipient.

(b)    Rights as Shareholder.    Until such time as an Other Share-Based Award is actually converted into, exchanged for, or paid out in Shares, a recipient shall have no rights as a shareholder.

(c)    Non-Transferability.    Except as otherwise provided by the Administrator, Other Share-Based Awards may not be sold, transferred, pledged, hypothecated or assigned except by will or the laws of descent and distribution.

(d)    Termination of Employment or Service.    In the event that a recipient ceases to be employed by or to provide services to the Company, or any Subsidiary, any outstanding Other Share-Based Awards previously granted to such recipient shall be subject to such terms and conditions as set forth in the Award agreement governing such Other Share-Based Awards. Except as may otherwise be provided by the Administrator either in the Award agreement, or, subject to Section 14 below, in writing after the Award agreement is issued, a grantee’s rights in all Other Share-Based Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.	TAX WITHHOLDING

(a)    Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Share or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator (including a decrease in the net Award to the grantee from a target gross Award to approximate the after-tax value) regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver Share certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

(b)    Payment in Shares.    Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Shares to be issued pursuant to any Award a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company Shares owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 13.    TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)    a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b)    an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 14.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Share Options or effect repricing through cancellation and re-grants. Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available, materially expand the eligibility to participate or materially extend the term of the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company shareholders entitled to vote at a meeting of shareholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Share Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company shareholders entitled to vote at a meeting of shareholders. Nothing in this Section 14 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

SECTION 15.	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Shares or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 16.	CHANGE OF CONTROL PROVISIONS

Upon the occurrence of a Change of Control as defined in this Section 16:

(a)    Except as otherwise provided in the applicable Award agreement, each outstanding Share Option and Share Appreciation Right shall automatically become fully exercisable.

(b)    Except as otherwise provided in the applicable Award Agreement, conditions and restrictions on each outstanding Restricted Share Award, Deferred Share Award and Other Share-Based Award will be removed.

(c)    “Change of Control” shall mean the occurrence of any one of the following events:

(i)    any “person,” as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its Subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 40% or more of either (A) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Trustees (“Voting Securities”) or (B) the then outstanding Shares of the Company (in either such case other than as a result of acquisition of securities directly from the Company); or

(ii)    persons who, as of the Effective Date, constitute the Company’s Board of Trustees (the “Incumbent Trustees”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a trustee of the Company subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Trustees shall, for purposes of this Plan, be considered an Incumbent Trustee; or

(iii)    the shareholders of the Company shall approve (A) any consolidation or merger of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50% of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company;

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares or other Voting Securities outstanding, increases (x) the proportionate number of Shares beneficially owned by any person to 40% or more of the Shares then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 40% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Shares or other Voting Securities

(other than pursuant to a share split, share dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 40 percent or more of the combined voting power of all then outstanding Voting Securities, then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 17.	GENERAL PROVISIONS

(a)    No Distribution; Compliance with Legal Requirements.    The Administrator may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No Shares shall be issued pursuant to an Award until all applicable securities law and other legal and share exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Shares and Awards as it deems appropriate.

(b)    Delivery of Share Certificates.    Share certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a Share transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Shares shall be deemed delivered for all purposes when the Company or a Share transfer agent of the Company shall have given to the grantee by United States mail, at the grantee’s last known address on file with the Company notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

(c)    Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d)    Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy, as in effect from time to time.

(e)    Designation of Beneficiary.    Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 18.	EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of shareholders at which a quorum is present. Subject to such approval by the shareholders and to the requirement that no Shares may be issued hereunder prior to such approval, Share Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No grants of Non-Qualified Share Options and other Awards may be made hereunder after the tenth (10th) anniversary of the Effective Date and no grants of Incentive Share Options may be made hereunder after the tenth (10th) anniversary of the date the Plan is approved by the Board of Trustees.

SECTION 19.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maryland, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF TRUSTEES:    March 4, 2004

DATE APPROVED BY SHAREHOLDERS:    [        , 2004]

1276-PS-04

GABLES RESIDENTIAL TRUST
C/O EQUISERVE TRUST COMPANY, N.A. P.O. BOX 8694 EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.
Vote-by-Internet		Vote-by-Telephone
Log on to the Internet and go to http://www.eproxyvote.com/gbp	OR	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

[1276-GABLES RESIDENTIAL] [FILE NAME: ZGRD41.ELX] [VERSION -(4)] [03/26/04] [orig. 03/22/04]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZGRD41

☒	Please mark votes as in this example.	1276

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is otherwise made, the undersigned’s common shares will be voted “FOR” proposals 1 and 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

The Board of Trustees recommends a vote “FOR” proposals 1 and 2.
								FOR	AGAINST	ABSTAIN
1.	To elect three Class I Trustees to hold office until the 2007					2.	To approve the Gables Residential Trust 2004 Equity Incentive Plan authorizing the issuance of up to 1,250,000 common shares of beneficial interest.	☐	☐	☐
	Annual Meeting of Shareholders and until their successors are duly elected and qualified.

	Class I Nominees:	(01) Marcus E. Bromley, (02) James D. Motta, (03) Chris C. Stroup.				3.	To consider and act upon any matters incidental to the foregoing or any other matters which may properly come before the meeting or any adjournments thereof.

		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
	☐					MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐
		For all nominees except as noted above

						For joint accounts each owner should sign. Executors, administrators, trustees, corporate officers and others acting in a representative capacity should give full title or authority.

Signature: ________________________ Date: ___________ Signature: _______________________________ Date: __________

Dear Shareholder:

Please take note of the important information enclosed with this proxy.

Your vote is important and you are encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. See the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Trustees’ recommendations. The proxies cannot vote your preference unless you sign, date and return this card.

Alternatively, you can vote by proxy over the Internet or by telephone. See the reverse side for instructions.

Sincerely,

Gables Residential Trust

[1276-GABLES RESIDENTIAL] [FILE NAME: ZGRD42.ELX] [VERSION -(4)] [03/25/04] [orig. 03/22/04]

DETACH HERE	ZGRD42

PROXY

GABLES RESIDENTIAL TRUST

777 Yamato Road, Suite 510, Boca Raton, FL 33431
Proxy for Common Shares

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

           The undersigned hereby appoints Chris D. Wheeler and Marvin R. Banks, Jr., and each of them, as proxies with full power of substitution to represent and vote for and on behalf of the undersigned all common shares of beneficial interest which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Shareholders of Gables Residential Trust, to be held at the Vinings Club located in the office building of the Company’s Atlanta corporate offices at 2859 Paces Ferry Road, Atlanta, Georgia, 30339 on Friday, May 21, 2004 at 9:00 a.m. local time, and at any adjournments or postponements thereof. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and the 2003 Annual Report to Shareholders.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE